                                                                    EXHIBIT 10.3

                                                                  EXECUTION COPY


                         RECEIVABLES PURCHASE AGREEMENT

                            dated as of May 24, 2002

                                      Among

            AMERICAN COMMERCIAL LINES FUNDING CORPORATION, as Seller,

                AMERICAN COMMERCIAL BARGE LINE LLC, as Servicer,

               JUPITER SECURITIZATION CORPORATION, as a Purchaser,

                                       and

    THE FINANCIAL INSTITUTIONS FROM TIME TO TIME PARTY HERETO, as Purchasers

                                       and

                       BANK ONE, NA (MAIN OFFICE CHICAGO)
                                    as Agent

                                TABLE OF CONTENTS

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                                                                            Page
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
ARTICLE I PURCHASE ARRANGEMENTS .........................................      1
   Section 1.1   Purchase Facility ......................................      1
   Section 1.2   Increases ..............................................      2
   Section 1.3   Decreases ..............................................      2

ARTICLE II PAYMENTS AND COLLECTIONS .....................................      3
   Section 2.1   Payments ...............................................      3
   Section 2.2   Collections and Distributions Prior to Amortization ....      3
   Section 2.3   Unreinvested Collections ...............................      5
   Section 2.4   Collections and Distributions Following Amortization ...      5
   Section 2.5   Permitted Investments ..................................      6
   Section 2.6   Payment Rescission .....................................      6
   Section 2.7   Clean Up Call ..........................................      6

ARTICLE III COMPANY FUNDING .............................................      6
   Section 3.1   CP Costs ...............................................      6
   Section 3.2   CP Costs Payments ......................................      6
   Section 3.3   Calculation of CP Costs ................................      7

ARTICLE IV FINANCIAL INSTITUTION FUNDING ................................      7
   Section 4.1   Financial Institution Funding ..........................      7
   Section 4.2   Yield Payments .........................................      7
   Section 4.3   Selection and Continuation of Tranche Periods ..........      7
   Section 4.4   Financial Institution Discount Rates ...................      7
   Section 4.5   Suspension of the LIBO Rate ............................      8

ARTICLE V REPRESENTATIONS AND WARRANTIES ................................      8
   Section 5.1   Representations and Warranties of The Seller Parties ...      8
   Section 5.2   Financial Institution Representations and Warranties ...     13

ARTICLE VI CONDITIONS OF PURCHASES ......................................     13
   Section 6.1   Conditions Precedent to Initial Incremental Purchase ...     13
   Section 6.2   Conditions Precedent to All Purchases and Reinvestments      13

ARTICLE VII COVENANTS ...................................................     14
   Section 7.1   Affirmative Covenants of the Seller Parties ............     14
   Section 7.2   Negative Covenants of the Seller Parties ...............     21

ARTICLE VIII ADMINISTRATION AND COLLECTION ..............................     22
   Section 8.1   Designation of Servicer ................................     22
   Section 8.2   Duties of Servicer .....................................     22
   Section 8.3   Collection Notices .....................................     24
   Section 8.4   Responsibilities of Seller .............................     24


                                       i
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
   Section 8.5   Reports ................................................     24
   Section 8.6   Servicing Fees .........................................     25
   Section 8.7   Credit Default Swap Payments ...........................     25

ARTICLE IX AMORTIZATION EVENTS ..........................................     25
   Section 9.1   Amortization Events ....................................     25
   Section 9.2   Remedies ...............................................     27

ARTICLE X INDEMNIFICATION ...............................................     27
   Section 10.1  Indemnities by The Seller Parties ......................     27
   Section 10.2  Increased Cost and Reduced Return ......................     29
   Section 10.3  Other Costs and Expenses ...............................     30
   Section 10.4  Allocations ............................................     30

ARTICLE XI THE AGENT ....................................................     31
   Section 11.1  Authorization and Action ...............................     31
   Section 11.2  Delegation of Duties ...................................     31
   Section 11.3  Exculpatory Provisions .................................     31
   Section 11.4  Reliance by Agent ......................................     32
   Section 11.5  Non-Reliance on Agent and Other Purchasers .............     32
   Section 11.6  Reimbursement and Indemnification ......................     32
   Section 11.7  Agent in its Individual Capacity .......................     32
   Section 11.8  Successor Agent ........................................     33

ARTICLE XII ASSIGNMENTS; PARTICIPATIONS .................................     33
   Section 12.1  Assignments ............................................     33
   Section 12.2  Participations .........................................     34

ARTICLE XIII LIQUIDITY FACILITY .........................................     34
   Section 13.1  Transfer to Financial Institutions .....................     34
   Section 13.2  Transfer Price Reduction Yield .........................     35
   Section 13.3  Payments to Company ....................................     35
   Section 13.4  Limitation on Commitment to Purchase from Company ......     35
   Section 13.5  Defaulting Financial Institutions ......................     35
   Section 13.6  Terminating Financial Institutions .....................     36

ARTICLE XIV MISCELLANEOUS ...............................................     37
   Section 14.1  Waivers and Amendments .................................     37
   Section 14.2  Notices ................................................     37
   Section 14.3  Ratable Payments .......................................     38
   Section 14.4  Protection of Ownership Interests of the Purchasers ....     38
   Section 14.5  Confidentiality ........................................     39
   Section 14.6  Bankruptcy Petition ....................................     39
   Section 14.7  Limitation of Liability ................................     39
   Section 14.8  CHOICE OF LAW ..........................................     39
   Section 14.9  CONSENT TO JURISDICTION ................................     40
   Section 14.10 WAIVER OF JURY TRIAL ...................................     40
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                                       ii
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
   Section 14.11 Integration; Binding Effect; Survival of Terms .........     40
   Section 14.12 Counterparts; Severability; Section References .........     40
   Section 14.13 Bank One Roles .........................................     41
   Section 14.14 Characterization .......................................     41

Exhibits and Schedules

Exhibit I      Definitions

Exhibit II     Form of Purchase Notice

Exhibit III Places of Business of the Seller Parties; Locations of Records; Federal Employer Identification Number(s)

Exhibit IV     Names of Collection Banks; Collection Accounts

Exhibit V      Form of Compliance Certificate

Exhibit VI     Form of Assignment Agreement

Exhibit VII    Credit and Collection Policy

Exhibit VIII   Form of Contract(s)

Exhibit IX-1   Form of Daily Report

Exhibit IX-2   Form of Monthly Report

Exhibit X      Form of Performance Undertaking

Exhibit XI     Form of Reduction Notice

Schedule A     Commitments

Schedule B     Closing Documents

                                                                  EXECUTION COPY

                                  POOL PURCHASE

                  AMERICAN COMMERCIAL LINES FUNDING CORPORATION

                         RECEIVABLES PURCHASE AGREEMENT

      This Receivables Purchase Agreement dated as of May 24, 2002 is among American Commercial Lines Funding Corporation, a Delaware corporation ("Seller"), American Commercial Barge Line LLC, a Delaware limited liability company ("ACBL"), as initial Servicer (the Servicer together with Seller, the "Seller Parties" and each a "Seller Party"), the entities listed on Schedule A to this Agreement (together with any of their respective successors and assigns hereunder, the "Financial Institutions"), Jupiter Securitization Corporation ("Company" together with the Financial Institutions, the "Purchasers" and each a "Purchaser") and Bank One, NA (Main Office Chicago), as agent for the Purchasers hereunder or any successor agent hereunder (together with its successors and assigns hereunder, the "Agent"). Unless defined elsewhere herein, capitalized terms used in this Agreement shall have the meanings assigned to such terms in
Exhibit I.

                             PRELIMINARY STATEMENTS

      Seller desires to transfer and assign Purchaser Interests to the Purchasers from time to time.

      Company may, in its absolute and sole discretion, purchase Purchaser Interests from Seller from time to time.

      In the event that Company declines to make any purchase, the Financial Institutions shall, at the request of Seller, purchase Purchaser Interests from time to time. In addition, the Financial Institutions have agreed to provide a liquidity facility to Company in accordance with the terms hereof.

      Bank One, NA (Main Office Chicago) has been requested and is willing to act as Agent on behalf of Company and the Financial Institutions in accordance with the terms hereof.

                                   ARTICLE I
                              PURCHASE ARRANGEMENTS

            Section 1.1 Purchase Facility. (a) Upon the terms and subject to the conditions hereof, Seller may, at its option, sell and assign Purchaser Interests to the Agent for the benefit of one or more of the Purchasers. In accordance with the terms and conditions set forth herein, Company may, at its option, instruct the Agent to purchase on behalf of Company, or if Company shall decline to purchase, the Agent shall purchase, on behalf of the Financial Institutions, Purchaser Interests from time to time in an aggregate amount not to exceed at such time the lesser of (i) the Purchase Limit and (ii) the aggregate amount of the Commitments during the period from the Effective Date to but not including the Facility Termination Date.

                  (b) Seller may, upon at least 10 Business Days' notice to the Agent, terminate in whole or reduce in part, ratably among the Financial Institutions, the unused portion of the Purchase Limit; provided that each partial reduction of the Purchase Limit shall be in an amount equal to $5,000,000 or an integral multiple thereof.

            Section 1.2 Increases. Seller shall notify the Agent of any proposed Incremental Purchase by 9:00 a.m. (Chicago time) on the proposed date of such Incremental Purchase in a form set forth as Exhibit II (a "Purchase Notice"). Each Purchase Notice shall be subject to Section 6.2 hereof and, except as set forth below, shall be irrevocable and shall specify the requested Purchase Price (which shall not be less than $500,000 and shall be in integral multiples of $100,000) and date of purchase (it being understood and agreed that no more than twelve (12) Incremental Purchases may occur in any one calendar month without the Agent's consent) and, in the case of an Incremental Purchase to be funded by the Financial Institutions, the requested Discount Rate and Tranche Period. Following receipt of a Purchase Notice, the Agent will determine whether Company agrees to make the purchase. If Company declines to make a proposed purchase, the Agent shall so notify Seller and Seller may cancel the Purchase Notice or, in the absence of such a cancellation, the Incremental Purchase of the Purchaser Interest will be made by the Financial Institutions. On the date of each Incremental Purchase, upon satisfaction of the applicable conditions precedent set forth in Article VI, Company or the Financial Institutions, as applicable, shall deposit to the Concentration Account, in immediately available funds, no later than 12:00 noon (Chicago time), an amount equal to (i) in the case of Company, the aggregate Purchase Price of the Purchaser Interests Company is then purchasing or (ii) in the case of a Financial Institution, such Financial Institution's Pro Rata Share of the aggregate Purchase Price of the Purchaser Interests the Financial Institutions are purchasing.

            Section 1.3 Decreases. Seller shall notify the Agent with prior written notice (a "Reduction Notice") in substantially the form set forth as
Exhibit XI hereto of any proposed reduction of Aggregate Capital from Collections, which notice shall be provided by 9 a.m. (Chicago time) on the proposed date of such reduction. Such Reduction Notice shall designate (i) the date (the "Proposed Reduction Date") upon which any such reduction of Aggregate Capital shall occur, and (ii) the amount of Aggregate Capital to be reduced which shall be not less than $1,000,000 and which shall be applied ratably to the Purchaser Interests of Company and the Financial Institutions in accordance with the amount of Capital (if any) owing to Company, on the one hand, and the amount of Capital (if any) owing to the Financial Institutions (ratably, based on their respective Pro Rata Shares), on the other hand (the "Aggregate Reduction"). Only one (1) Reduction Notice shall be outstanding at any time. No Aggregate Reduction will be made following the occurrence of the Amortization Date without the consent of the Agent.

                  (a) Payment Requirements. All amounts to be paid or deposited by any Seller Party pursuant to any provision of this Agreement shall be paid or deposited in accordance with the terms hereof no later than 11:00 a.m. (Chicago time) on the day when due in immediately available funds, and if not received before 11:00 a.m. (Chicago time) shall be deemed to be received on the next succeeding Business Day. If such amounts are payable to Company, they shall be paid to Company, at its address set forth on the signature pages hereto or at such other address as may be designated by the Company. If such amounts are payable to a Financial Institution, they shall be paid to the Agent, for the account of such Financial

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Institution, at 1 Bank One Plaza, Chicago, Illinois 60670 until otherwise notified by the Agent. Upon notice to Seller, the Agent may debit the Concentration Account for all amounts due and payable hereunder. All computations of Yield, per annum fees calculated as part of any CP Costs, per annum fees hereunder and per annum fees under the Fee Letter shall be made on the basis of a year of 360 days for the actual number of days elapsed. If any amount hereunder shall be payable on a day which is not a Business Day, such amount shall be payable on the next succeeding Business Day.

                                   ARTICLE II
                            PAYMENTS AND COLLECTIONS

            Section 2.1 Payments. Notwithstanding any limitation on recourse contained in this Agreement, Seller shall immediately pay to the parties to whom such fees are due on a full recourse basis, (i) such fees (the "Fees") as set forth in the Fee Letter (which fees shall be sufficient to pay all fees owing to the Financial Institutions), (ii) all CP Costs, (iii) all amounts payable as Yield, (iv) all amounts payable as Deemed Collections (which shall be immediately due and payable by Seller and applied in accordance with Sections
2.2 and 2.3 hereof), (v), all amounts payable pursuant to Article X, if any,
(vi) all Servicer costs and expenses, including the Servicing Fee, in connection with servicing, administering and collecting the Receivables, (vii) all Broken Funding Costs and (viii) all Default Fees (collectively, the "Obligations"). If any Person fails to pay any of the Obligations when due, such Person agrees to pay, on demand, the Default Fee in respect thereof until paid. Notwithstanding the foregoing, no provision of this Agreement or the Fee Letter shall require the payment or permit the collection of any amounts hereunder in excess of the maximum permitted by applicable law. If at any time Seller receives any Collections or is deemed to receive any Collections, Seller shall immediately pay such Collections to the Servicer and the Servicer shall deposit such Collections in the Concentration Account within two Business Days of receipt for application in accordance with the terms and conditions hereof.

            Section 2.2 Collections and Distributions Prior to Amortization. (a) On each day prior to the Amortization Date, (i) out of the amount of Collections deposited in the Concentration Account on such day, the Servicer shall cause to be set aside and held in the Concentration Account an amount equal to all CP Costs, Yield, Fees, Broken Funding Costs, Default Fees, costs and expenses of the Agent and (if the Servicer is not ACBL or an Affiliate thereof) Servicing Fees accrued to (and including) such day or as otherwise payable and not so previously set aside in the Concentration Account, together with any amounts payable by the Seller pursuant to Article X, in each case for distribution in accordance with this Section 2.2(a), (ii) out of the remaining amount of Collections deposited in the Concentration Account on such day, the Servicer shall cause to be set aside and held in the Concentration Account the Termination Percentage (hereinafter defined) of Collections evidenced by the Purchaser Interests of each Terminating Financial Institution for payment to each Terminating Financial Institution as provided in this Section 2.2(a), and
(iii) Seller hereby requests and, subject to Section 2.3 and Section 6.2, the Purchasers (other than any Terminating Financial Institutions) hereby agree to make, simultaneously with the receipt of Collections in the Concentration Account on such day, a reinvestment (each a "Reinvestment") with the remaining balance of each and every Collection received by the Servicer that is part of any Purchaser Interest, such that after giving effect to such Reinvestment, the amount of Capital of such Purchaser Interest immediately after such receipt and corresponding Reinvestment shall be equal to the amount of Capital immediately prior to such receipt. On each Settlement Date prior to the occurrence of the Amortization Date, the Servicer shall remit to the Agent's account the amounts set aside in the Concentration Account during the preceding Settlement Period that have not been subject to a Reinvestment and apply such amounts:

            first, to the payment of the Servicing Fee, if ACBL or one of its Affiliates is not then acting as the Servicer;

            second, to the reimbursement of the Agent's reasonable costs of collection and enforcement of this Agreement;

            third, ratably to the payment of all accrued and unpaid Fees, CP Costs and Yield;

            fourth, to the payment of Broken Funding Costs, Default Fees and any other amounts payable by the Seller pursuant to Article X;

            fifth, (to the extent applicable) solely from amounts set aside pursuant to clause (ii) of this Section 2.2(a), to reduce the Capital of all Purchaser Interests of Terminating Financial Institutions, applied ratably to each Terminating Financial Institution according to its respective Termination Percentage, until each Terminating Financial Institution's Capital shall be paid in full in accordance with Section 2.2(c); and

            sixth, (to the extent applicable) solely from amounts being held pursuant to Section 2.3, the ratable reduction of the Capital of each of the Purchasers (other than the Terminating Financial Institutions).

      Collections applied to the payment of the amounts set forth above shall be distributed in accordance with the aforementioned provisions, and, giving effect to each of the priorities set forth above, shall be shared ratably (within each priority) among the Agent and the Purchasers in accordance with the amount owing to each of them in respect of each such priority

                  (b) Any additional Collections received by the Servicer (i) if applicable, shall be remitted to the Agent's account no later than 11:00 a.m. (Chicago time) to the extent required to fund any Aggregate Reduction on such Settlement Date, and (ii) any balance remaining thereafter shall be remitted from the Servicer to Seller on such Settlement Date (less the amount of the accrued and unpaid Servicing Fee payable on such Settlement Date, if the Servicer is ACBL or an Affiliate thereof).

                  (c) Each Terminating Financial Institution shall be allocated a ratable portion of Collections from the date of any assignment by Company pursuant to Section 13.6 (the "Termination Date") until such Terminating Financial Institution's Capital shall be paid in full. This ratable portion shall be calculated on the Termination Date of each Terminating Financial Institution as a percentage equal to (i) Capital of such Terminating Financial Institution outstanding on its Termination Date, divided by (ii) the Aggregate Capital outstanding on such Termination Date (the "Termination Percentage"). Each Terminating Financial Institution's Termination Percentage shall remain constant prior to the Amortization Date. On and after the Amortization Date, each Termination Percentage shall be disregarded, and each Terminating

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Financial Institution's Capital shall be reduced ratably with all Financial
Institutions in accordance with Section 2.4.

            Section 2.3 Unreinvested Collections. Any amount of Collections that may not be reinvested by means of Reinvestments because of the failure to satisfy any condition precedent set forth in Section 6.2, shall be so reinvested as soon as it is possible to do so following satisfaction of such conditions precedent unless the Amortization Date has occurred. To the extent and so long as such Collections may not be so reinvested, or unless otherwise required to take a specific action in respect of such Collections pursuant to this Agreement, the Servicer shall hold such Collections for the benefit of the Purchasers (other than Terminating Financial Institutions) in the Concentration Account for payment to the Agent or Company, as appropriate, on the following Settlement Date to the extent that permitted Reinvestment cannot occur before such Settlement Date. No Capital, CP Costs, Yield or any other amount owing hereunder shall be deemed reduced or paid on account of such unreinvested Collections until any such amount is in fact finally so paid.

            Section 2.4 Collections and Distributions Following Amortization. Following the occurrence of the Amortization Date, all Collections deposited (or required to be deposited) in the Concentration Account shall be applied by the Servicer (or, if the Agent has taken dominion and control of the Collection Accounts, by the Agent) on each Settlement Date as follows:

            first, to the payment of the Servicing Fee, if Seller or one of its Affiliates is not then acting as the Servicer;

            second, to the reimbursement of the Agent's reasonable costs of collection and enforcement of this Agreement;

            third, ratably to the payment of all accrued and unpaid Fees, CP Costs and Yield;

            fourth, (to the extent applicable) to the ratable reduction of the Aggregate Capital (without regard to any Termination Percentage);

            fifth, for the ratable payment of all other unpaid Obligations, provided that to the extent such Obligations relate to the payment of Servicer costs and expenses, including the Servicing Fee, when Seller or one of its Affiliates is acting as the Servicer, such costs and expenses will not be paid until after the payment in full of all other Obligations; and

            sixth, after the Aggregate Unpaids have been indefeasibly reduced to zero, to Seller.

            Collections applied to the payment of Aggregate Unpaids shall be distributed in accordance with the aforementioned provisions, and, giving effect to each of the priorities set forth in Section 2.4 above, shall be shared ratably (within each priority) among the Agent and the Purchasers in accordance with the amount of such Aggregate Unpaids owing to each of them in respect of each such priority

            Section 2.5 Permitted Investments. Prior to the occurrence and during the continuation of any Amortization Event, any amounts in the Concentration Account may be invested by the Seller (or the Servicer on the Seller's behalf), in Permitted Investments, so long as (i) either (A) such Permitted Investments are credited to a "securities account" (as defined in the applicable UCC) over which the Agent (for the benefit of the Purchasers) shall have a first priority perfected security interest, (B) such Permitted Investments are purchased in the name of the Agent (for the benefit of the Purchasers), or (C) such Permitted Investments are held in another manner sufficient to establish the Agent's (for the benefit of the Purchasers) first priority perfected security interest over such Permitted Investments, and (ii) such Permitted Investments are scheduled to mature not later than one Business Day next preceding the Settlement Date next succeeding the date of such investment.

            Section 2.6 Payment Rescission. No payment of any of the Aggregate Unpaids shall be considered paid or applied hereunder to the extent that, at any time, all or any portion of such payment or application is rescinded by application of law or judicial authority, or must otherwise be returned or refunded for any reason. Seller shall remain obligated for the amount of any payment or application so rescinded, returned or refunded, and shall promptly pay to the Company or the Agent (for application to the Person or Persons who suffered such rescission, return or refund if other than the Company) the full amount thereof, plus the Default Fee from the date of any such rescission, return or refunding.

            Section 2.7 Clean Up Call. In addition to Seller's rights pursuant to Section 1.3, Seller shall have the right (after providing written notice to the Agent in accordance with the Required Notice Period), at any time following the reduction of the Aggregate Capital to a level that is less than 10.0% of the original Purchase Limit, to repurchase from the Purchasers all, but not less than all, of the then outstanding Purchaser Interests. The purchase price in respect thereof shall be an amount equal to the Aggregate Unpaids through the date of such repurchase, payable in immediately available funds. Such repurchase shall be without representation, warranty or recourse of any kind by, on the part of, or against any Purchaser or the Agent.

                                  ARTICLE III
                                 COMPANY FUNDING

            Section 3.1 CP Costs. Seller shall pay CP Costs with respect to the Capital associated with each Purchaser Interest of Company for each day that any Capital in respect of such Purchaser Interest is outstanding. Each Purchaser Interest funded substantially with Pooled Commercial Paper will accrue CP Costs each day on a pro rata basis, based upon the percentage share the Capital in respect of such Purchaser Interest represents in relation to all assets held by Company and funded substantially with Pooled Commercial Paper.

            Section 3.2 CP Costs Payments. On each Settlement Date, Seller shall pay to Company an aggregate amount equal to all accrued and unpaid CP Costs in respect of the Capital associated with all Purchaser Interests of Company for the immediately preceding Accrual Period in accordance with Article II.

            Section 3.3 Calculation of CP Costs. On the fifth (5th) Business Day immediately preceding each Settlement Date, Company shall calculate the aggregate amount of CP Costs for the applicable Accrual Period and shall notify Seller of such aggregate amount.

                                   ARTICLE IV
                          FINANCIAL INSTITUTION FUNDING

            Section 4.1 Financial Institution Funding. Each Purchaser Interest of the Financial Institutions shall accrue Yield for each day during its Tranche Period at either the LIBO Rate or the Prime Rate in accordance with the terms and conditions hereof. Until Seller gives notice to the Agent of another Discount Rate in accordance with Section 4.4, the initial Discount Rate for any Purchaser Interest transferred to the Financial Institutions pursuant to the terms and conditions hereof shall be the Prime Rate. If the Financial Institutions acquire by assignment from Company any Purchaser Interest pursuant to Article XIII, each Purchaser Interest so assigned shall be deemed to have a new Tranche Period commencing on the date of any such assignment.

            Section 4.2 Yield Payments. On the Settlement Date for each Purchaser Interest of the Financial Institutions, Seller shall pay to the Agent (for the benefit of the Financial Institutions) an aggregate amount equal to the accrued and unpaid Yield for the entire Tranche Period of each such Purchaser Interest in accordance with Article II.

            Section 4.3 Selection and Continuation of Tranche Periods. (a) With consultation from (and approval by) the Agent, Seller shall from time to time request Tranche Periods for the Purchaser Interests of the Financial Institutions, provided that, if at any time the Financial Institutions shall have a Purchaser Interest, Seller shall always request Tranche Periods such that at least one Tranche Period shall end on the date specified in clause (A) of the definition of Settlement Date.

                  (b) Seller or the Agent, upon notice to and consent by the other received at least three (3) Business Days prior to the end of a Tranche Period (the "Terminating Tranche") for any Purchaser Interest, may, effective on the last day of the Terminating Tranche: (i) divide any such Purchaser Interest into multiple Purchaser Interests, (ii) combine any such Purchaser Interest with one or more other Purchaser Interests that have a Terminating Tranche ending on the same day as such Terminating Tranche or (iii) combine any such Purchaser Interest with a new Purchaser Interests to be purchased on the day such Terminating Tranche ends, provided, that in no event may a Purchaser Interest of Company be combined with a Purchaser Interest of the Financial Institutions.

            Section 4.4 Financial Institution Discount Rates. Seller may select the LIBO Rate or the Prime Rate for each Purchaser Interest of the Financial Institutions. Seller shall by 11:00 a.m. (Chicago time): (i) at least three (3) Business Days prior to the expiration of any Terminating Tranche with respect to which the LIBO Rate is being requested as a new Discount Rate and (ii) at least one (1) Business Day prior to the expiration of any Terminating Tranche with respect to which the Prime Rate is being requested as a new Discount Rate, give the Agent irrevocable notice of the new Discount Rate for the Purchaser Interest associated with such Terminating Tranche. Until Seller gives notice to the Agent of another Discount Rate, the initial

Discount Rate for any Purchaser Interest transferred to the Financial Institutions pursuant to the terms and conditions hereof shall be the Prime Rate.

            Section 4.5 Suspension of the LIBO Rate. (a) If any Financial Institution notifies the Agent that it has determined that funding its Pro Rata Share of the Purchaser Interests of the Financial Institutions at a LIBO Rate would violate any applicable law, rule, regulation, or directive of any governmental or regulatory authority, whether or not having the force of law, or that (i) deposits of a type and maturity appropriate to match fund its Purchaser Interests at such LIBO Rate are not available or (ii) such LIBO Rate does not accurately reflect the cost of acquiring or maintaining a Purchaser Interest at such LIBO Rate, then the Agent shall suspend the availability of such LIBO Rate and require Seller to select the Prime Rate for any Purchaser Interest of such notifying Financial Institution accruing Yield at such LIBO Rate.

                  (b) If less than all of the Financial Institutions give a notice to the Agent pursuant to Section 4.5(a), each Financial Institution which gave such a notice shall be obliged, at the request of Seller, Company or the Agent, to assign all of its rights and obligations hereunder to (i) another Financial Institution or (ii) another funding entity nominated by Seller or the Agent that is acceptable to Company and willing to participate in this Agreement through the Liquidity Termination Date in the place of such notifying Financial Institution; provided that (i) the notifying Financial Institution receives payment in full, pursuant to an Assignment Agreement, of an amount equal to such notifying Financial Institution's Pro Rata Share of the Capital and Yield owing to all of the Financial Institutions and all accrued but unpaid fees and other costs and expenses payable in respect of its Pro Rata Share of the Purchaser Interests of the Financial Institutions, and (ii) the replacement Financial Institution otherwise satisfies the requirements of Section 12.1(b).

                                   ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

            Section 5.1 Representations and Warranties of The Seller Parties. Each Seller Party hereby represents and warrants to the Agent and the Purchasers, as to itself, as of the Effective Date and as of the date of each Incremental Purchase and the date of each Reinvestment that:

                  (a) Corporate Existence and Power. Such Seller Party is a corporation or a limited liability company duly organized, validly existing and in good standing under the laws of its state of organization and is not organized under the laws of any other jurisdiction. Such Seller Party is duly qualified to do business and is in good standing as a foreign corporation or limited liability company, and has and holds all power as a corporation or limited liability company and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted, except where the failure to so qualify or so hold could not reasonably be expected to have a Material Adverse Effect.

                  (b) Power and Authority; Due Authorization, Execution and Delivery. The execution and delivery by such Seller Party of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder and, in the case of Seller, Seller's use of the proceeds of purchases made hereunder, are within its authority and its powers as a corporation or limited liability company, as applicable, and have been duly authorized by all necessary corporate or limited liability company action, as applicable, on its part. This Agreement and each other Transaction Document to which such Seller Party is a party has been duly executed and delivered by such Seller Party.

                  (c) No Conflict. The execution and delivery by such Seller Party of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder do not contravene or violate (i) its certificate or articles of incorporation or formation or its by-laws or operating agreement, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or by which it or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on assets of such Seller Party or its Subsidiaries; except, in each case, where such contravention or violation could not reasonably be expected to have a Material Adverse Effect; and no transaction contemplated hereby requires compliance with any bulk sales act or similar law.

                  (d) Governmental Authorization. Other than the filing of the financing statements required hereunder, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by such Seller Party of this Agreement and each other Transaction Document to which it is a party and the performance of its obligations hereunder and thereunder.

                  (e) Actions, Suits. There are no actions, suits or proceedings pending, or to the best of such Seller Party's knowledge, threatened, against or affecting such Seller Party, or any of its properties, in or before any court, arbitrator or other body, that could reasonably be expected to have a Material Adverse Effect. Such Seller Party is not in default with respect to any order of any court, arbitrator or governmental body, which default could be reasonably expected to have a Material Adverse Effect.

                  (f) Binding Effect. This Agreement and each other Transaction Document to which such Seller Party is a party constitute the legal, valid and binding obligations of such Seller Party, enforceable against such Seller Party in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

                  (g) Accuracy of Information. All information heretofore furnished by such Seller Party or any of its Affiliates to the Agent or any Purchaser for purposes of or in connection with this Agreement, any of the other Transaction Documents or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by such Seller Party or any of its Affiliates to the Agent or the Purchasers will be, true and accurate in every material respect on the date such information is stated or certified and does not and will not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

                  (h) Use of Proceeds. No proceeds of any purchase hereunder will be used (i) for a purpose that violates, or would be inconsistent with, Regulation T, U or X promulgated by the Board of Governors of the Federal Reserve System from time to time or (ii) to acquire any security in any transaction which is subject to Section 12, 13 or 14 of the Securities Exchange Act of 1934, as amended.

                  (i) Good Title. Immediately prior to each purchase hereunder, Seller shall be the legal and beneficial owner of the Receivables and Related Security with respect thereto, free and clear of any Adverse Claim. There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Seller's ownership interest in each Receivable, its Collections and the Related Security.

                  (j) Perfection. This Agreement, together with the filing of the financing statements contemplated hereby, is effective to, and shall, upon each purchase hereunder, transfer to the Agent for the benefit of the relevant Purchaser or Purchasers (and the Agent for the benefit of such Purchaser or Purchasers shall acquire from Seller) a valid and perfected first priority undivided percentage ownership or security interest in each Receivable existing or hereafter arising and in the Related Security and Collections with respect thereto, free and clear of any Adverse Claim. There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect the Agent's (on behalf of the Purchasers) ownership or security interest in the Receivables, the Related Security and the Collections.

                  (k) Places of Business and Locations of Records. The principal places of business and chief executive office of such Seller Party and the offices where it keeps all of its Records are located at the address(es) listed on Exhibit III or such other locations of which the Agent has been notified in accordance with Section 7.2(a) and if such locations are in jurisdictions where action is required by Section 14.4(a), such action has been taken and completed. Seller's Federal Employer Identification Number is correctly set forth on
Exhibit III.

                  (l) Collections. The conditions and requirements set forth in
Section 7.1(j) and Section 8.2 have at all times on or after the Effective Date been satisfied and duly performed. The names and addresses of all Collection Banks, together with the account numbers of the Collection Accounts of Seller at each Collection Bank and the post office box number of each Lock-Box, are listed on Exhibit IV. Seller has not granted any Person, other than the Agent as contemplated by this Agreement, dominion and control of any Lock-Box or Collection Account, or the right to take dominion and control of any such Lock-Box or Collection Account at a future time or upon the occurrence of a future event.

                  (m) Material Adverse Effect. (i) The initial Servicer represents and warrants that since December 28, 2001, no event has occurred that would have a material adverse effect on the financial condition or operations of the initial Servicer and its Subsidiaries taken as a whole, or the ability of the initial Servicer to perform its obligations under this Agreement, and (ii) Seller represents and warrants that since the date of this Agreement, no event has occurred that would have a material adverse effect on (A) the financial condition or operations of Seller, (B) the ability of Seller to perform its obligations under the Transaction

Documents, or (C) the collectibility of the Receivables generally or any material portion of the Receivables.

                  (n) Names. In the past five (5) years, Seller has not used any corporate names, trade names or assumed names other than the name in which it has executed this Agreement.

                  (o) Ownership of Seller. American Commercial Lines LLC, a Delaware limited liability company ("ACL"), owns, directly or indirectly, 100% of the issued and outstanding capital stock of Seller, free and clear of any Adverse Claim. Such capital stock is validly issued, fully paid and nonassessable, and there are no options, warrants or other rights to acquire securities of Seller.

                  (p) Not a Holding Company or an Investment Company. Such Seller Party is not a "holding company" or a "subsidiary holding company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or any successor statute. Such Seller Party is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or any successor statute.

                  (q) Compliance with Law. Such Seller Party has complied in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where such failure to so comply could not be reasonably expected to have a Material Adverse Effect. Each Receivable, together with the Contract related thereto, does not contravene any laws, rules or regulations applicable thereto (including, without limitation, but only to the extent applicable, laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy), and no part of such Contract is in violation of any such law, rule or regulation, except where such contravention could not be reasonably expected to have a Material Adverse Effect.

                  (r) Compliance with Credit and Collection Policy. Such Seller Party has complied in all material respects with the Credit and Collection Policy with regard to each Receivable and the related Contract, and has not made any material change to such Credit and Collection Policy, except such material change as to which the Agent has been notified in accordance with Section 7.1(a)(vii).

                  (s) Payments to Originators. With respect to each Receivable transferred to Seller under the Receivables Sale Agreement, Seller has given reasonably equivalent value to the applicable Originator in consideration therefor and such transfer was not made for or on account of an antecedent debt. No transfer by any Originator of any Receivable under the Receivables Sale Agreement is or may be voidable under any section of the Bankruptcy Reform Act of 1978 (11 U.S.C. Sections 101 et seq.), as amended.

                  (t) Enforceability of Contracts. Each Contract with respect to each Receivable is effective to create, and has created, a legal, valid and binding obligation of the related Obligor to pay the Outstanding Balance of the Receivable created thereunder and any accrued interest thereon, enforceable against the Obligor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

                  (u) Eligible Receivables. Each Receivable included in the Net Receivables Balance as an Eligible Receivable on the date of its purchase under the Receivables Sale Agreement was an Eligible Receivable on such purchase date.

                  (v) Net Receivables Balance. Seller has determined that, immediately after giving effect to each purchase hereunder, the Net Receivables Balance is at least equal to the sum of (i) the Aggregate Capital, plus (ii) the Aggregate Reserves.

                  (w) Accounting. The manner in which such Seller Party accounts for the transactions contemplated by this Agreement and the Receivables Sale Agreement does not jeopardize the true sale analysis set forth in the true sale opinion of counsel to the Seller Parties delivered concurrently with this Agreement.

            Section 5.2 Financial Institution Representations and Warranties. Each Financial Institution hereby represents and warrants to the Agent and Company that:

                  (a) Existence and Power. Such Financial Institution is a corporation or a banking association duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, and has all corporate power to perform its obligations hereunder.

                  (b) No Conflict. The execution and delivery by such Financial Institution of this Agreement and the performance of its obligations hereunder are within its corporate powers, have been duly authorized by all necessary corporate action, do not contravene or violate (i) its certificate or articles of incorporation or association or by-laws, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on its assets. This Agreement has been duly authorized, executed and delivered by such Financial Institution.

                  (c) Governmental Authorization. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by such Financial Institution of this Agreement and the performance of its obligations hereunder.

                  (d) Binding Effect. This Agreement constitutes the legal, valid and binding obligation of such Financial Institution enforceable against such Financial Institution in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law).

                                   ARTICLE VI
                             CONDITIONS OF PURCHASES

            Section 6.1 Conditions Precedent to Initial Incremental Purchase. The initial Incremental Purchase of a Purchaser Interest under this Agreement is subject to the conditions precedent that:

                  (a) the Agent shall have received on or before the date of such purchase those documents listed on Schedule B,

                  (b) each of the Seller Parties and the Originators shall have marked its master data processing records in accordance with Section 7.1
(e)(ii),

                  (c) the Agent shall have received all fees and expenses required to be paid on such date pursuant to the terms of this Agreement and the Transaction Documents, and

                  (d) rights offering and debt restructuring on substantially the same terms as the presentation made to the Agent on March 19, 2002 by DHC and American Commercial Lines Holdings LLC entitled "American Commercial Lines LLC Lenders Presentation" shall have been consummated.

            Section 6.2 Conditions Precedent to All Purchases and Reinvestments. Each purchase of a Purchaser Interest (other than pursuant to Section 13.1) and each Reinvestment shall be subject to the further conditions precedent that (a) in the case of each such purchase or Reinvestment, the Servicer shall have delivered to the Agent on or prior to the date of such purchase, in form and substance satisfactory to the Agent, all Reports as and when due under Section 8.5; (b) the Facility Termination Date shall not have occurred; (c) the Agent shall have received such other approvals, opinions or documents as it may reasonably request and (d) on the date of each such Incremental Purchase or Reinvestment, the following statements shall be true (and acceptance of the proceeds of such Incremental Purchase or Reinvestment shall be deemed a representation and warranty by Seller that such statements are then true):

                  (a) the representations and warranties set forth in Section
5.1 are true and correct on and as of the date of such Incremental Purchase or Reinvestment as though made on and as of such date;

                  (b) no event has occurred and is continuing, or would result from such Incremental Purchase or Reinvestment, that will constitute an Amortization Event, and no event has occurred and is continuing, or would result from such Incremental Purchase or Reinvestment, that would constitute a Potential Amortization Event; and

                  (c) the Aggregate Capital does not exceed the Purchase Limit and the aggregate Purchaser Interests do not exceed 100% as of the applicable Reporting Date set forth in the Daily Report required to be delivered pursuant to Section 8.5.

                                  ARTICLE VII
                                    COVENANTS

            Section 7.1 Affirmative Covenants of the Seller Parties. Until the date on which the Aggregate Unpaids have been indefeasibly paid in full and this Agreement terminates in accordance with its terms, each Seller Party hereby covenants, as to itself, as set forth below:

                  (a) Financial Reporting. Such Seller Party will maintain, for itself and each of its Subsidiaries, a system of accounting established and administered in accordance with GAAP, and furnish or cause to be furnished to the Agent:

                        (i) Annual Reporting of ACL. Within 95 days after the close of each fiscal year of ACL, audited, unqualified financial statements (which shall include balance sheets, statements of income and retained earnings and a statement of cash flows) for ACL and its Subsidiaries for such fiscal year certified in a manner acceptable to the Agent by independent public accountants acceptable to the Agent (it being understood and agreed that, if and so long as ACL files annual reports on Form 10-K with the Securities and Exchange Commission, ACL may furnish such reports in satisfaction of the requirements of this clause (i)).

                        (ii) Quarterly Resorting of ACL. Within 50 days after the close of the first three (3) quarterly periods of each fiscal year of ACL, balance sheets of ACL and its Subsidiaries as at the close of each such period and statements of income and retained earnings and a statement of cash flows for ACL and its Subsidiaries for the period from the beginning of such fiscal year to the end of such quarter, all certified by its respective chief financial officer (it being understood and agreed that if and so long as ACL files quarterly reports on Form 10-Q with the Securities and Exchange Commission, ACL may furnish such reports in satisfaction of the requirements of this clause
(ii)).

                        (iii) Annual Reporting of Seller. Within 95 days after the close of each fiscal year of Seller, financial statements (which shall include balance sheets and statements of income) for Seller for such fiscal year certified by the chief financial officer of the Seller.

                        (iv) Quarterly Reporting of Seller. Within 50 days after the close of the first three (3) quarterly periods of each fiscal year of Seller, balance sheets of Seller as at the close of each such period and statements of income for Seller for the period from the beginning of such fiscal year to the end of such quarter, all certified by the chief financial officer of the Seller.

                        (v) Compliance Certificate. Together with the financial statements required hereunder, a compliance certificate in substantially the form of Exhibit V ("Compliance Certificate") signed by an Authorized Officer of the Seller and dated the date of such annual financial statement or such quarterly financial statement, as the case may be.

                        (vi) Shareholders Statements and Reports. Promptly upon the furnishing thereof to the shareholders or members of ACL, the Originators or the Seller copies of all financial statements, reports and proxy statements so furnished.

                        (vii) S.E.C. Filings. Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which ACL, the Originators or any Subsidiaries of the Originators files with the Securities and Exchange Commission.

                        (viii) Copies of Notices. Promptly upon its receipt of any notice, request for consent, financial statements, certification, report or other material and relevant communication under or in connection with any Transaction Document from any Person other than the Agent or Company, copies of the same.

                        (ix) Change in Credit and Collection Policy. At least thirty (30) days prior to the effectiveness of any material change in or material amendment to the Credit and Collection Policy, a copy of the Credit and Collection Policy then in effect and a notice (A) indicating such change or amendment, and (B) if such proposed change or amendment would be reasonably likely to adversely affect the collectibility of the Receivables or decrease the credit quality of any newly created Receivables, requesting the Agent's consent thereto.

                        (x) Other Information. Promptly, from time to time, such other information, documents, records or reports relating to the Receivables or the condition or operations, financial or otherwise, of such Seller Party as the Agent may from time to time reasonably request in order to protect the interests of the Agent and the Purchasers under or as contemplated by this Agreement.

                  (b) Notices. Such Seller Party will notify the Agent in writing of any of the following promptly upon learning of the occurrence thereof, describing the same and, if applicable, the steps being taken with respect thereto:

                        (i) Amortization Events or Potential Amortization Events. The occurrence of each Amortization Event and each Potential Amortization Event, by a statement of an Authorized Officer of such Seller Party.

                        (ii) Judgment and Proceedings. (A) (1) The entry of any uninsured judgment or decree against the Servicer or any of its respective Subsidiaries if the aggregate amount of all uninsured judgments and decrees then outstanding against the Servicer and its Subsidiaries exceeds $5,000,000, and
(2) the institution of any litigation, arbitration proceeding or governmental proceeding against the Servicer which could be reasonably expected to have a Material Adverse Effect; and (B) the entry of any judgment or decree or the institution of any litigation, arbitration proceeding or governmental proceeding against Seller.

                        (iii) Material Adverse Effect. The occurrence of any event or condition that has had, or could reasonably be expected to have, a Material Adverse Effect.

                        (iv) Termination Date. The occurrence of the
"Termination Date" under and as defined in the Receivables Sale Agreement.

                        (v) Defaults Under Other Agreements. The occurrence of a material default or an event of default under any other financing arrangement pursuant to which such Seller Party is a debtor or an obligor.

                        (vi) Downgrade of ACL or Originators. Any downgrade in the rating of any Indebtedness of ACL, DHC or any Originator by S&P or by Moody's of which such Seller Party has actual knowledge, setting forth the Indebtedness affected and the nature of such change.

                  (c) Compliance with Laws and Preservation of Corporate Existence. Such Seller Party will comply in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject except where the failure to so comply could not be reasonably expected to have a Material Adverse Effect. Such Seller Party will preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where its business is conducted except where the failure to so qualify could not be expected to have a Material Adverse Effect.

                  (d) Audits. Such Seller Party will furnish to the Agent from time to time such information with respect to it and the Receivables as the Agent may reasonably request. Such Seller Party will, from time to time during regular business hours as requested by the Agent upon reasonable notice and at the sole cost of such Seller Party, permit the Agent, or its agents or representatives (and shall cause each Originator to permit the Agent or its agents or representatives), (i) to examine and make copies of and abstracts from all Records in the possession or under the control of such Person relating to the Receivables and the Related Security, including, without limitation, the related Contracts, and (ii) to visit the offices and properties of such Person for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to such Person's financial condition or the Receivables and the Related Security or any Person's performance under any of the Transaction Documents or any Person's performance under the Contracts and, in each case, with any of the officers or employees of Seller or the Servicer having knowledge of such matters; provided, however, that prior to the occurrence of an Amortization Event, only one audit to be conducted within six months following the Effective Date and one audit per calendar year thereafter shall be at the expense of the Seller Parties.

                  (e) Keeping and Marking of Records and Books.

                        (i) The Servicer will (and will cause each Originator to) maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the immediate identification of each new Receivable and all Collections of and adjustments to each existing Receivable). The Servicer will (and will cause each Originator to) give the Agent notice of any material change in the administrative and operating procedures referred to in the previous sentence.

                        (ii) Such Seller Party will (and will cause each Originator to) (A) on or prior to the Effective Date, mark its master data processing records and other books and records relating to the Purchaser Interests with a legend, acceptable to the Agent, describing the Purchaser Interests and (B) upon the request of the Agent (x) mark each Contract with a legend describing the Purchaser Interests and (y) deliver to the Servicer (if the Servicer is not ACBL) all Contracts (including, without limitation, all multiple originals of any such Contract) relating to the Receivables.

                  (f) Compliance with Contracts and Credit and Collection Policy. Such Seller Party will (and will cause each Originator to) timely and fully (i) perform and comply with all material provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables, and (ii) comply in all material respects with the Credit and Collection Policy in regard to each Receivable and the related Contract.

                  (g) Performance and Enforcement of Receivables Sale Agreement. Seller will, and will require each Originator to, perform each of their respective obligations and undertakings under and pursuant to the Receivables Sale Agreement, will purchase Receivables thereunder in strict compliance with the terms thereof and will vigorously enforce the rights and remedies accorded to Seller under the Receivables Sale Agreement. Seller will take all actions to perfect and enforce its rights and interests (and the rights and interests of the Agent and the Purchasers as assignees of Seller) under the Receivables Sale Agreement as the Agent may from time to time reasonably request, including, without limitation, making claims to which it may be entitled under any indemnity, reimbursement or similar provision contained in the Receivables Sale Agreement.

                  (h) Ownership. Seller will (or will cause each Originator to) take all necessary action to (i) vest legal and equitable title to the Receivables, the Related Security and the Collections purchased under the Receivables Sale Agreement irrevocably in Seller, free and clear of any Adverse Claims (including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Seller's interest in such Receivables, Related Security and Collections and such other action to perfect, protect or more fully evidence the interest of Seller therein as the Agent may reasonably request), and (ii) establish and maintain, in favor of the Agent, for the benefit of the Purchasers, a valid and perfected first priority undivided percentage ownership interest (and/or a valid and perfected first priority security interest) in all Receivables, Related Security and Collections to the full extent contemplated herein, free and clear of any Adverse Claims (including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect the Agent's (for the benefit of the Purchasers) interest in such Receivables, Related Security and Collections and such other action to perfect, protect or more fully evidence the interest of the Agent for the benefit of the Purchasers as the Agent may reasonably request).

                  (i) Purchasers' Reliance. Seller acknowledges that the Purchasers are entering into the transactions contemplated by this Agreement in reliance upon Seller's identity as a legal entity that is separate from ACL and each Originator. Therefore, from and after the date of execution and delivery of this Agreement, Seller shall take all reasonable steps, including, without limitation, all steps that the Agent or any Purchaser may from time to time reasonably request, to maintain Seller's identity as a separate legal entity and to make it manifest to third parties that Seller is an entity with assets and liabilities distinct from those of ACL and each Originator and any Affiliate of any thereof and is not a division of ACL, any Originator or any such Affiliate. Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, Seller will:

                        (i) conduct its own business in its own name and require that all full-time employees of Seller, if any, identify themselves as such and not as employees of ACL or any Originator (including, without limitation, by means of providing appropriate employees with business or identification cards identifying such employees as Seller's employees);

                        (ii) compensate all employees, consultants and agents directly, from Seller's own funds, for services provided to Seller by such employees, consultants and agents and, to the extent any employee, consultant or agent of Seller is also an employee, consultant or agent of ACL, any Originator or any Affiliate of any thereof, allocate the compensation of such employee, consultant or agent between Seller and ACL, such Originator or such Affiliate, as applicable, on a basis that reflects the services rendered to Seller and ACL, such Originator or such Affiliate, as applicable;

                        (iii) clearly identify its offices (by signage or otherwise) as its offices and, if such office is located in the offices of ACL or any Originator, Seller shall lease such office at a fair market rent (which rent shall include an allocation of utility and telephone responses reasonably related to actual use);

                        (iv) all of the Seller's business correspondence and other communication shall be conducted in Seller's own name and on its own separate stationery;

                        (v) conduct all transactions with ACL, each Originator and the Servicer (including, without limitation, any delegation of its obligations hereunder as Servicer) strictly on an arm's-length basis, allocate all overhead expenses for items shared between Seller and ACL or such Originator on a basis reasonably related to actual use;

                        (vi) at all times have a Board of Directors consisting of not fewer than three or more than five members, at least one member of which is an Independent Director;

                        (vii) observe all corporate formalities as a distinct entity, and ensure that all corporate actions relating to (A) the selection, maintenance or replacement of the Independent Director, (B) the dissolution or liquidation of Seller or (C) the initiation of, participation in, acquiescence in or consent to any bankruptcy, insolvency, reorganization or similar proceeding involving Seller, are duly authorized by unanimous vote of its Board of Directors (including the Independent Director);

                        (viii) maintain Seller's books and records separate from those of ACL, any Originator and any Affiliate of any thereof and otherwise readily identifiable as its own assets rather than assets of ACL, any Originator or any Affiliate of any thereof;

                        (ix) prepare its financial statements separately from those of ACL or any Originator and insure that any consolidated financial statements of ACL, any Originator or any Affiliate of any thereof that include Seller and that are filed with the Securities and Exchange Commission or any other governmental agency have notes clearly stating that

Seller is a separate corporate entity and that its assets will be available first and foremost to satisfy the claims of the creditors of Seller;

                        (x) except as herein specifically otherwise provided, maintain the funds or other assets of Seller separate from, and not commingled with, those of ACL, any Originator or any Affiliate of any thereof and only maintain bank accounts or other depository accounts to which Seller alone is the account party, into which Seller alone makes deposits and from which Seller alone (or the Agent hereunder) has the power to make withdrawals or maintain or cause to be maintained at all times such books and records as would permit funds and other assets of Seller in accounts that also contain funds and assets of other to be readily identified and segregated;

                        (xi) pay all of Seller's operating expenses from Seller's own assets (except for certain payments by ACL or an Originator or other Persons pursuant to allocation arrangements that comply with the requirements of this Section 7.1(i));

                        (xii) operate its business and activities such that it does not engage in any business or activity of any kind, or enter into any transaction or indenture, mortgage, instrument, agreement, contract, lease or other undertaking, other than the transactions contemplated and authorized by this Agreement and the Receivables Sale Agreement; and does not create, incur, guarantee, assume or suffer to exist any indebtedness or other liabilities, whether direct or contingent, other than (1) as a result of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, (2) the incurrence of obligations under this Agreement, (3) the incurrence of obligations, as expressly contemplated in the Receivables Sale Agreement, to make payment to each Originator thereunder for the purchase of Receivables from such Originator under the Receivables Sale Agreement, and (4) the incurrence of operating expenses in the ordinary course of business of the type otherwise contemplated by this Agreement;

                        (xiii) maintain its corporate charter in conformity with this Agreement, such that it does not amend, restate, supplement or otherwise modify its Certificate of Incorporation or By-Laws in any respect that would impair its ability to comply with the terms or provisions of any of the Transaction Documents, including, without limitation, Section 7.1(i) of this Agreement;

                        (xiv) maintain the effectiveness of, and continue to perform under the Receivables Sale Agreement, such that it does not amend, restate, supplement, cancel, terminate or otherwise modify the Receivables Sale Agreement, or give any consent, waiver, directive or approval thereunder or waive any default, action, omission or breach under the Receivables Sale Agreement or otherwise grant any indulgence thereunder, without (in each case) the prior written consent of the Agent;

                        (xv) maintain its corporate separateness such that it does not merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions, and except as otherwise contemplated herein) all or substantially all of its assets (whether now owned or hereafter acquired) to, or acquire all or substantially all of the assets of, any Person, nor at any time create, have, acquire, maintain or hold any interest in any Subsidiary.

                        (xvi) maintain at all times a Tangible Net Worth at least equal to the Minimum Tangible Net Worth and refrain from making any dividend, distribution, redemption of capital stock or payment of any subordinated indebtedness which would cause its Tangible Net Worth to be less than the Minimum Tangible Net Worth; and

                        (xvii) take such other actions as are necessary on its part to ensure that the facts and assumptions set forth in the opinion issued by Baker & Daniels, as counsel for Seller, in connection with the closing or initial Incremental Purchase under this Agreement and relating to substantive consolidation issues, and in the certificates accompanying such opinion, remain true and correct in all material respects at all times.

                  (j) Collections. Such Seller Party will cause (1) all proceeds from all Lock-Boxes to be directly deposited by a Collection Bank into a Collection Account, (2) all Collections of Receivables deposited into a Collection Account (other than the Concentration Account) to be transferred to the Concentration Account within one Business Day, and (3) each Lock-Box and Collection Account to be subject at all times to a Collection Account Agreement that is in full force and effect. In the event any payments relating to Receivables are remitted directly to Seller or any Affiliate of Seller, Seller will remit (or will cause all such payments to be remitted) directly to a Collection Bank and deposited into a Collection Account within two (2) Business Days following receipt thereof, and, at all times prior to such remittance, Seller will itself hold or, if applicable, will cause such payments to be held in trust for the exclusive benefit of the Agent and the Purchasers. Seller will maintain exclusive ownership, dominion and control (subject to the terms of this Agreement) of each Lock-Box and Collection Account and shall not grant the right to take dominion and control of any Lock-Box or Collection Account at a future time or upon the occurrence of a future event to any Person, except to the Agent as contemplated by this Agreement.

                  (k) Taxes. Such Seller Party will file all tax returns and reports required by law to be filed by it and will promptly pay all taxes and governmental charges at any time owing. Seller will pay when due any taxes payable in connection with the Receivables, exclusive of taxes on or measured by income or gross receipts of Company, the Agent or any Financial Institution.

                  (l) Payment to Originators. With respect to any Receivable purchased by Seller from any Originator, such sale shall be effected under, and in strict compliance with the terms of, the Receivables Sale Agreement, including, without limitation, the terms relating to the amount and timing of payments to be made to such Originator in respect of the purchase price for such Receivable.

                  (m) Seller's Net Worth. The Seller shall at all times maintain a Net Worth not less than the Required Capital Amount.

            Section 7.2 Negative Covenants of the Seller Parties. Until the date on which the Aggregate Unpaids have been indefeasibly paid in full and this Agreement terminates in accordance with its terms, each Seller Party hereby covenants, as to itself, that:

                  (a) Name Change, Offices and Records. Such Seller Party will not change its name, identity or corporate structure (within the meaning of Section 9-507(c) of any applicable enactment of the UCC) or change the location of its chief executive office, its jurisdiction of organization or any office where Records are kept unless it shall have: (i) given the Agent at least forty-five (45) days' prior written notice thereof and (ii) delivered to the Agent all financing statements, instruments and other documents requested by the Agent in connection with such change or relocation. Such Seller Party will not become or seek to become organized under the laws of more than one jurisdiction.

                  (b) Change in Payment Instructions to Obligors. Except as may be required by the Agent pursuant to Section 8.2(b), such Seller Party will not add or terminate any bank as a Collection Bank, or make any change in the instructions to Obligors regarding payments to be made to any Lock-Box or Collection Account, unless the Agent shall have received, at least ten (10) days before the proposed effective date therefor, (i) written notice of such addition, termination or change and (ii) with respect to the addition of a Collection Bank or a Collection Account or Lock-Box, an executed Collection Account Agreement with respect to the new Collection Account or Lock-Box; provided, however, that the Servicer may make changes in instructions to Obligors regarding payments if such new instructions require such Obligor to make payments to another existing Collection Account.

                  (c) Modifications to Contracts and Credit and Collection Policy. Such Seller Party will not, and will not permit any Originator to, make any change to the Credit and Collection Policy that could adversely affect the collectibility of the Receivables or decrease the credit quality of any newly created Receivables. Except as provided in Section 8.2(d), the Servicer will not, and will not permit any Originator to, extend, amend or otherwise modify the terms of any Receivable or any Contract related thereto other than in accordance with the Credit and Collection Policy.

                  (d) Sales, Liens. Seller will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, any Receivable, Related Security or Collections, or upon or with respect to any Contract under which any Receivable arises, or any Lock-Box or Collection Account, or assign any right to receive income with respect thereto (other than, in each case, the creation of the interests therein in favor of the Agent and the Purchasers provided for herein), and Seller will defend the right, title and interest of the Agent and the Purchasers in, to and under any of the foregoing property, against all claims of third parties claiming through or under Seller or any Originator.

                  (e) Net Receivables Balance. At no time prior to the Amortization Date shall Seller permit the Net Receivables Balance to be less than an amount equal to the sum of (i) the Aggregate Capital plus (ii) the Aggregate Reserves.

                  (f) Termination Date Determination. Seller will not designate the Termination Date (as defined in the Receivables Sale Agreement), or send any written notice to any Originator in respect thereof, without the prior written consent of the Agent, except with respect to the occurrence of such Termination Date arising pursuant to Section 5.1(d) of the Receivables Sale Agreement.

                  (g) Restricted Junior Payments. The Seller will not make any Restricted Junior Payment if (i) any Amortization Event has occurred and is continuing or if any Amortization Event would occur as a result thereof or after giving effect thereto, (ii) the Seller would no longer be Solvent as a result thereof and after giving effect thereto or (iii) the Seller's Tangible Net Worth would be less than the Minimum Tangible Net Worth after giving effect thereto.

                                  ARTICLE VIII
                          ADMINISTRATION AND COLLECTION

            Section 8.1 Designation of Servicer. (a) The servicing, administration and collection of the Receivables shall be conducted by such Person (the "Servicer") so designated from time to time in accordance with this
Section 8.1. ACBL is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms of this Agreement. The Agent may, upon the occurrence of an Amortization Event, designate as Servicer any Person to succeed ACBL or any successor Servicer.

                  (b) Without the prior written consent of the Agent and the Required Financial Institutions, ACBL shall not be permitted to delegate any of its duties or responsibilities as Servicer to any Person other than (i) Seller and (ii) with respect to certain Charged-Off Receivables, outside collection agencies in accordance with its customary practices. Seller shall not be permitted to further delegate to any other Person any of the duties or responsibilities of the Servicer delegated to it by ACBL. If at any time the Agent shall designate as Servicer any Person other than ACBL, all duties and responsibilities theretofore delegated by ACBL to Seller may, at the discretion of the Agent, be terminated forthwith on notice given by the Agent to ACBL and to Seller.

                  (c) Notwithstanding the foregoing subsection (b), (i) ACBL shall be and remain primarily liable to the Agent and the Purchasers for the full and prompt performance of all duties and responsibilities of the Servicer hereunder and (ii) the Agent and the Purchasers shall be entitled to deal exclusively with ACBL in matters relating to the discharge by the Servicer of its duties and responsibilities hereunder. The Agent and the Purchasers shall not be required to give notice, demand or other communication to any Person other than ACBL in order for communication to the Servicer and its sub-servicer or other delegate with respect thereto to be accomplished. ACBL, at all times that it is the Servicer, shall be responsible for providing any sub-servicer or other delegate of the Servicer with any notice given to the Servicer under this Agreement.

            Section 8.2 Duties of Servicer. (a) The Servicer shall take or cause to be taken all such actions as may be necessary or advisable to collect each Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy.

                  (b) The Servicer will instruct or will ensure that the Originators instruct all Obligors to pay all Collections directly to a Lock-Box or Collection Account maintained at Bank One, NA or, with respect to Collections in the form of electronic payments, to a Collection Account maintained at National City Bank (or any other financial institution with the Agent's consent) (it being understood and agreed it shall not be a violation of this Agreement if certain Obligors continue to pay Collections into Lock-Boxes established in connection with the Prior Sale Agreement so long as such Obligors have been instructed to pay all such Collections into a Lock-Box or Collection Account maintained at Bank One, NA or National City Bank, as applicable, and the other provisions hereof concerning Lock-Boxes have been complied with). The Servicer shall effect a Collection Account Agreement with each bank party to a Collection Account at any time. In the case of any remittances received in any Lock-Box or Collection Account that shall have been identified, to the satisfaction of the Servicer, to not constitute Collections or other proceeds of the Receivables or the Related Security, the Servicer shall promptly remit such items to the Person identified to it as being the owner of such remittances. From and after the date the Agent delivers to any Collection Bank a Collection Notice pursuant to
Section 8.3, the Agent may request that the Servicer, and the Servicer thereupon promptly shall instruct all Obligors with respect to the Receivables, to remit all payments thereon to a new depositary account specified by the Agent and, at all times thereafter, Seller and the Servicer shall not deposit or otherwise credit, and shall not permit any other Person to deposit or otherwise credit to such new depositary account any cash or payment item other than Collections.

                  (c) The Servicer shall administer the Collections in accordance with the procedures described herein and in Article II. The Servicer shall set aside in the Concentration Account for the account of Seller and the Purchasers their respective shares of the Collections in accordance with Article II and shall not deposit or otherwise credit, and shall not permit any other Person to deposit or otherwise credit, to the Concentration Account or any other Collection Account any cash or payment item other than Collections; provided, however, that at any time prior to the continuation of an Amortization Event or Potential Amortization Event (or following the occurrence of an Amortization Event or Potential Amortization Event with the permission of the Agent), checks or other similar payment items that are the property of, or payable to, American Commercial Lines Holding LLC or its direct or indirect Subsidiaries (other than the Originators and the Servicer) and are received in a Lock-Box may be deposited in, or credited to, the Concentration Account or any other Collection Account to the extent that such receipts (i) are incidental to the collection methodology of ACBL or its Affiliates, (ii) do not comprise a material portion of the cash and other payments items received in the Lock-Box Account and the Collection Accounts and (iii) are promptly remitted to the owners thereof in accordance with Section 8.2(b).

                  (d) The Servicer may, in accordance with the Credit and Collection Policy, extend the maturity of any Receivable or adjust the Outstanding Balance of any Receivable as the Servicer determines to be appropriate to maximize Collections thereof; provided, however, that such extension or adjustment shall not alter the status of such Receivable as a Delinquent Receivable or Charged-Off Receivable or limit the rights of the Agent or the

Purchasers under this Agreement. Notwithstanding anything to the contrary contained herein, following the occurrence and during the continuation of an Amortization Event or a Potential Amortization Event, the Agent shall have the absolute and unlimited right to direct the Servicer to commence or settle any legal action with respect to any Receivable or to foreclose upon or repossess any Related Security.

                  (e) The Servicer shall hold in trust for Seller and the Purchasers all Records that (i) evidence or relate to the Receivables, the related Contracts and Related Security or (ii) are otherwise necessary or desirable to collect the Receivables and shall, as soon as practicable upon demand of the Agent, deliver or make available to the Agent all such Records, at a place selected by the Agent. The Servicer shall, as soon as practicable following receipt thereof turn over to Seller any cash collections or other cash proceeds received with respect to Indebtedness not constituting Receivables. The Servicer shall, from time to time at the request of any Purchaser, furnish to the Purchasers (promptly after any such request) a calculation of the amounts set aside for the Purchasers pursuant to Article II.

                  (f) Any payment by an Obligor in respect of any indebtedness owed by it to any Originator or Seller shall, except as otherwise specified by such Obligor or otherwise required by contract or law and unless otherwise instructed by the Agent, be applied as a Collection of any Receivable of such Obligor (starting with the oldest such Receivable) to the extent of any amounts then due and payable thereunder before being applied to any other receivable or other obligation of such Obligor.

            Section 8.3 Collection Notices. The Agent is authorized at any time following the occurrence and during the continuation of an Amortization Event or Potential Amortization Event to date and to deliver to the Collection Banks notice of the Agent's intent to exercise exclusive dominion and control of the related Collection Accounts (each such notice a "Collection Notice") in accordance with the terms thereof. In case any authorized signatory of Seller or Servicer whose signature appears on a Collection Account Agreement shall cease to have such authority before the delivery of such notice, such Collection Notice shall nevertheless be valid as if such authority had remained in force. Seller hereby authorizes the Agent, and agrees that after the occurrence and during the continuation of an Amortization Event or Potential Amortization Event, the Agent shall be entitled to (i) endorse Seller's name on checks and other instruments representing Collections, (ii) enforce the Receivables, the related Contracts and the Related Security and (iii) take such action as shall be necessary or desirable to cause all cash, checks and other instruments constituting Collections of Receivables to come into the possession of the Agent rather than Seller.

            Section 8.4 Responsibilities of Seller. Anything herein to the contrary notwithstanding, the exercise by the Agent and the Purchasers of their rights hereunder shall not release the Servicer, any Originator or Seller from any of their duties or obligations with respect to any Receivables or under the related Contracts. The Purchasers shall have no obligation or liability with respect to any Receivables or related Contracts, nor shall any of them be obligated to perform the obligations of Seller.

            Section 8.5 Reports. The Servicer shall prepare and forward to the Agent (i) no later than 11:00 a.m. (Chicago time) (or, if any Incremental Purchase or reduction in

Aggregate Capital is proposed to occur on such day, 9 a.m. (Chicago time)) on each Business Day, a Daily Report setting forth the information specified in
Exhibit IX-1 with respect to the Receivables as of the date (the "Reporting Date") which is the third Business Day preceding such Business Day, (ii) no later than 11:00 a.m. (Chicago time) on each Settlement Date, a Monthly Report and (iii) at such times as the Agent shall request, a listing by Obligor of all Receivables together with an aging of such Receivables.

            Section 8.6 Servicing Fees. In consideration of ACBL's agreement to act as Servicer hereunder, the Purchasers hereby agree that, so long as ACBL shall continue to perform as Servicer hereunder, Seller shall pay over to ACBL a fee (the "Servicing Fee") on the first calendar day of each month, in arrears for the immediately preceding month, equal to 1 % per annum of the average aggregate Outstanding Balance of all Receivables during such period, as compensation for its servicing activities.

            Section 8.7 Credit Default Swap Payments. The Agent shall promptly deposit in the Concentration Account any amounts received by it under any credit default swap or other hedging agreement entered into for the benefit of the Purchasers for the purpose of hedging Obligor risk, and any amounts so deposited shall be available for distribution in accordance with Sections 2.2 and 2.4

                                   ARTICLE IX
                               AMORTIZATION EVENTS

            Section 9.1 Amortization Events. The occurrence of any one or more of the following events shall constitute an Amortization Event:

                  (a) The Seller, the Servicer or any Originator shall fail (i) to make any payment or deposit required hereunder or under any other Transaction Document when due and such failure continues unremedied for one Business Day, or
(ii) to perform or observe any term, covenant or agreement hereunder or under any other Transaction Document (other than as referred to in clause (i) of this paragraph (a) and paragraph 9.1(e)) and such failure shall continue for three
(3) consecutive Business Days.

                  (b) Any representation, warranty, certification or statement made by the Seller, the Servicer, any Originator, or the Performance Guarantor in this Agreement, any other Transaction Document or in any other document delivered pursuant hereto or thereto shall prove to have been incorrect when made or deemed made.

                  (c) Failure of Seller to pay any Indebtedness when due or the failure of the Performance Guarantor, the Servicer or any Originator to pay Indebtedness when due in excess of $5,000,000; or the default by any such Person in the performance of any term, provision or condition contained in any agreement under which any such Indebtedness was created or is governed, the effect of which is to cause, or to permit the holder or holders of such Indebtedness to cause, such Indebtedness to become due prior to its stated maturity; or any such Indebtedness of any such Person shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the date of maturity thereof.

                  (d) (i) Any of the Performance Guarantor, any Originator, the Servicer or the Seller shall generally not pay its debts as such debts become due or shall admit in writing its inability to pay its debts generally or shall make a general assignment for the benefit of creditors; or (ii) any proceeding shall be instituted by or against any such Person (including any such Subsidiary) seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property or (iii) the Performance Guarantor, any Originator, the Servicer or the Seller shall take any corporate action to authorize any of the actions set forth in clauses (i) or (ii) above in this subsection (d).

                  (e) The Aggregate Capital and the Aggregate Reserves shall at any time exceed the sum of (i) the Net Receivables Balance and (ii) the amount of Collections held in the Concentration Account pursuant to Sections 2.2 and
2.3 (other than any amount held in the Collection Account for the payment of the Obligations described in clause (i) of Section 2.2(a)).

                  (f) The arithmetic average of the Delinquency Ratios for any three consecutive calendar months shall exceed 6.0% or the arithmetic average of the Default Ratios for any three consecutive calendar months shall exceed 2.20% or the arithmetic average of the Dilution Ratios for any three consecutive calendar months shall exceed 2.10%.

                  (g) A Change of Control shall occur.

                  (h) (i) One or more final judgments for the payment of money shall be entered against Seller or (ii) one or more final judgments for the payment of money in an amount in excess of $5,000,000, individually or in the aggregate, shall be entered against the Servicer on claims not covered by insurance or as to which the insurance carrier has denied its responsibility, and such judgment shall continue unsatisfied and in effect for fifteen (15) consecutive Business Days without a stay of execution.

                  (i) The "Termination Date" under and as defined in the Receivables Sale Agreement shall occur under the Receivables Sale Agreement or any Originator shall for any reason cease to transfer, or cease to have the legal capacity to transfer, or otherwise be incapable of transferring Receivables to Seller under the Receivables Sale Agreement.

                  (j) This Agreement or any other Transaction Document shall terminate in whole or in part (except in accordance with its terms), or shall cease to be effective or to be the legally valid, binding and enforceable obligation of the Seller, the Servicer, any Originator or the Performance Guarantor, or any Obligor shall directly or indirectly contest in any manner such effectiveness, validity, binding nature or enforceability, or the Agent for the benefit of the Purchasers shall cease to have a valid and perfected first priority security interest in the Receivables, the Related Security and the Collections with respect thereto and the Collection Accounts.

                  (k) The Performance Guarantor shall fail to perform or observe any term, covenant or agreement required to be performed by it under the Performance Undertaking, or the Performance Undertaking shall cease to be effective or to be the legally valid, binding and enforceable obligation of Performance Guarantor, or Performance Guarantor shall directly or indirectly contest in any manner such effectiveness, validity, binding nature or enforceability.

            Section 9.2 Remedies. Upon the occurrence and during the continuation of an Amortization Event, the Agent may, or upon the direction of the Required Financial Institutions shall, take any of the following actions:
(i) replace the Person then acting as Servicer, (ii) declare the Amortization Date to have occurred, whereupon the Amortization Date shall forthwith occur, without demand, protest or further notice of any kind, all of which are hereby expressly waived by each Seller Party; provided, however, that upon the occurrence of an Amortization Event described in Section 9.1(d)(ii), or of an actual or deemed entry of an order for relief with respect to the Performance Guarantor, any Originator, the Servicer, the Seller or any Subsidiary of any Originator or the Servicer under the Federal Bankruptcy Code, the Amortization Date shall automatically occur, without demand, protest or any notice of any kind, all of which are hereby expressly waived by each Seller Party, (iii) to the fullest extent permitted by applicable law, declare that the Default Fee shall accrue with respect to any of the Aggregate Unpaids outstanding at such time, (iv) deliver the Collection Notices to the Collection Banks, and (v) notify Obligors of the Purchasers' interest in the Receivables. The aforementioned rights and remedies shall be without limitation, and shall be in addition to all other rights and remedies of the Agent and the Purchasers otherwise available under any other provision of this Agreement, by operation of law, at equity or otherwise, all of which are hereby expressly preserved, including, without limitation, all rights and remedies provided under the UCC, all of which rights shall be cumulative.

                                   ARTICLE X
                                 INDEMNIFICATION

            Section 10.1 Indemnities by The Seller Parties. Without limiting any other rights that the Agent or any Purchaser may have hereunder or under applicable law, (A) Seller hereby agrees to indemnify (and pay upon demand to) the Agent and each Purchaser and their respective assigns, officers, directors, agents and employees (each an "Indemnified Party") from and against any and all damages, losses, claims, taxes, liabilities, costs, expenses and for all other amounts payable, including reasonable attorneys' fees (which attorneys may be employees of the Agent or such Purchaser) and disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts") awarded against or incurred by any of them arising out of or as a result of this Agreement or the acquisition, either directly or indirectly, by a Purchaser of an interest in the Receivables, and (B) the Servicer hereby agrees to indemnify (and pay upon demand to) each Indemnified Party for Indemnified Amounts awarded against or incurred by any of them arising out of the Servicer's activities as Servicer hereunder excluding, however, in all of the foregoing instances under the preceding clauses (A) and (B):

                  (a) Indemnified Amounts to the extent a final judgment of a court of competent jurisdiction holds that such Indemnified Amounts resulted from gross negligence or willful misconduct on the part of the Indemnified Party seeking indemnification;

                  (b) Indemnified Amounts to the extent the same includes losses in respect of Receivables that are uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor; or

                  (c) taxes imposed by the jurisdiction in which such Indemnified Party's principal executive office is located, on or measured by the overall net income of such Indemnified Party to the extent that the computation of such taxes is consistent with the characterization for income tax purposes of the acquisition by the Purchasers of Purchaser Interests as a loan or loans by the Purchasers to Seller secured by the Receivables, the Related Security, the Collection Accounts and the Collections; provided, however, that nothing contained in this sentence shall limit the liability of any Seller Party or limit the recourse of the Purchasers to any Seller Party for amounts otherwise specifically provided to be paid by such Seller Party under the terms of this Agreement. Without limiting the generality of the foregoing indemnification, each Seller Party shall indemnify each Indemnified Party for Indemnified Amounts (including, without limitation, losses in respect of uncollectible receivables, regardless of whether reimbursement therefor would constitute recourse to Seller or the Servicer but limited, in the case of the Servicer, to Indemnified Amounts arising out of the Servicer's activities as Servicer) relating to or resulting from:

                        (i) any representation or warranty made by such Seller Party (or any officers of any such Person) under or in connection with this Agreement, any other Transaction Document or any other information or report delivered by any such Person pursuant hereto or thereto, which shall have been false or incorrect when made or deemed made;

                        (ii) the failure by such Seller Party to comply with any applicable law, rule or regulation with respect to any Receivable or Contract related thereto, or the nonconformity of any Receivable or Contract included therein with any such applicable law, rule or regulation or any failure of such Seller Party to keep or perform any of its obligations, express or implied, with respect to any Contract;

                        (iii) any failure of such Seller Party to perform its duties, covenants or other obligations in accordance with the provisions of this Agreement or any other Transaction Document;

                        (iv) any products liability, personal injury or damage suit, or other similar claim arising out of or in connection with merchandise, insurance or services that are the subject of any Contract or any Receivable;

                        (v) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or service related to such Receivable or the furnishing or failure to furnish such merchandise or services;

                        (vi) the commingling of Collections of Receivables at any time with other funds;


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
                        (vii) any investigation, litigation or proceeding related to or arising from this Agreement or any other Transaction Document, the transactions contemplated hereby, the use of the proceeds of an Incremental Purchase or a Reinvestment, the ownership of the Purchaser Interests or any other investigation, litigation or proceeding relating to Seller, the Servicer or any Originator in which any Indemnified Party becomes involved as a result of any of the transactions contemplated hereby;

                        (viii) any inability to litigate any claim against any Obligor in respect of any Receivable as a result of such Obligor being immune from civil and commercial law and suit on the grounds of sovereignty or otherwise from any legal action, suit or proceeding;

                        (ix) any Amortization Event described in Section 9.1(d);

                        (x) any failure of Seller to acquire and maintain legal and equitable title to, and ownership of any Receivable and the Related Security and Collections with respect thereto from each Originator, free and clear of any Adverse Claim or any failure of Seller to give reasonably equivalent value to each Originator under the Receivables Sale Agreement in consideration of the transfer by such Originator of any Receivable, or any attempt by any Person to void such transfer under statutory provisions or common law or equitable action;

                        (xi) any failure to vest and maintain vested in the Agent for the benefit of the Purchasers, or to transfer to the Agent for the benefit of the Purchasers, legal and equitable title to, and ownership of, a first priority perfected undivided percentage ownership interest (to the extent of the Purchaser Interests contemplated hereunder) or security interest in the Receivables, the Related Security and the Collections, free and clear of any Adverse Claim;

                        (xii) the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivable, the Related Security and Collections with respect thereto, and the proceeds of any thereof, whether at the time of any Incremental Purchase or Reinvestment or at any subsequent time;

                        (xiii) any action or omission by such Seller Party which reduces or impairs the rights of the Agent or the Purchasers with respect to any Receivable or the value of any such Receivable; and

                        (xiv) any attempt by any Person (other than a Purchaser) to void any Incremental Purchase or Reinvestment hereunder under statutory provisions or common law or equitable action.

            Section 10.2 Increased Cost and Reduced Return. If after the Effective Date, any Funding Source shall be charged any fee, expense or increased cost on account of the adoption of any applicable law, rule or regulation (including any applicable law, rule or regulation regarding capital adequacy) or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency (a "Regulatory Change"): (i) that subjects any Funding Source to any charge or withholding on or with respect to any Funding Agreement or a Funding Source's obligations under a Funding Agreement, or on or with respect to the Receivables, or changes the basis of taxation of payments to any Funding Source of any amounts payable under any Funding Agreement (except for changes in the rate of tax on the overall net income of a Funding Source or taxes excluded by Section 10.1); or (ii) that imposes, modifies or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of a Funding Source, or credit extended by a Funding Source pursuant to a Funding Agreement; or (iii) that imposes any other condition the result of which is to increase the cost to a Funding Source of performing its obligations under a Funding Agreement, or to reduce the rate of return on a Funding Source's capital as a consequence of its obligations under a Funding Agreement, or to reduce the amount of any sum received or receivable by a Funding Source under a Funding Agreement or to require any payment calculated by reference to the amount of interests or loans held or interest received by it, then, upon demand by the Agent, Seller shall pay to the Agent, for the benefit of the relevant Funding Source, such amounts charged to such Funding Source or such amounts to otherwise compensate such Funding Source for such increased cost or such reduction.

            Section 10.3 Other Costs and Expenses. Seller shall pay to the Agent and Company on demand all reasonable costs and out-of-pocket expenses in connection with the preparation, execution, delivery and administration of this Agreement, the transactions contemplated hereby and the other documents to be delivered hereunder, including without limitation, the reasonable cost of Company's auditors auditing the books, records and procedures of Seller (subject to Section 7.01(d)), reasonable fees and out-of-pocket expenses of legal counsel for Company and the Agent (which such counsel may be employees of Company or the Agent) with respect thereto and with respect to advising Company and the Agent as to their respective rights and remedies under this Agreement. Seller shall pay to the Agent on demand any and all costs and expenses of the Agent and the Financial Institutions, and to the Company on demand any and all costs and expenses of Company, if any, including reasonable counsel fees and expenses in connection with the enforcement of this Agreement and the other documents delivered hereunder and in connection with any restructuring or workout of this Agreement or such documents, or the administration of this Agreement following an Amortization Event. Seller shall reimburse Company on demand for all other costs and expenses incurred by Company ("Other Costs"), including, without limitation, the cost of auditing Company's books by certified public accountants, the cost of rating the Commercial Paper by independent financial rating agencies, and the reasonable fees and out-of-pocket expenses of counsel for Company or any counsel for any shareholder of Company with respect to advising Company or such shareholder as to matters relating to Company's operations.

            Section 10.4 Allocations. Company shall allocate the liability for Other Costs among Seller and other Persons with whom Company has entered into agreements to purchase interests in receivables ("Other Sellers"). If any Other Costs are attributable to Seller and not attributable to any Other Seller, Seller shall be solely liable for such Other Costs. However, if Other Costs are attributable to Other Sellers and not attributable to Seller, such Other Sellers shall be solely liable for such Other Costs. All allocations to be made pursuant to the foregoing provisions of this Article X shall be made by Company in its sole discretion and shall be binding on Seller and the Servicer.


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
                                   ARTICLE XI
                                    THE AGENT

            Section 11.1 Authorization and Action. Each Purchaser hereby designates and appoints Bank One to act as its agent hereunder and under each other Transaction Document, and authorizes the Agent to take such actions as agent on its behalf and to exercise such powers as are delegated to the Agent by the terms of this Agreement and the other Transaction Documents together with such powers as are reasonably incidental thereto. The Agent shall not have any duties or responsibilities, except those expressly set forth herein or in any other Transaction Document, or any fiduciary relationship with any Purchaser, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of the Agent shall be read into this Agreement or any other Transaction Document or otherwise exist for the Agent. In performing its functions and duties hereunder and under the other Transaction Documents, the Agent shall act solely as agent for the Purchasers and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for any Seller Party or any of such Seller Party's successors or assigns. The Agent shall not be required to take any action that exposes the Agent to personal liability or that is contrary to this Agreement, any other Transaction Document or applicable law. The appointment and authority of the Agent hereunder shall terminate upon the indefeasible payment in full of all Aggregate Unpaids. Each Purchaser hereby authorizes the Agent to file each of the Uniform Commercial Code financing statements and to execute any Transaction Document to be signed by Agent on behalf of Purchasers (the terms of which shall be binding on such Purchaser).

            Section 11.2 Delegation of Duties. The Agent may execute any of its duties under this Agreement and each other Transaction Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

            Section 11.3 Exculpatory Provisions. Neither the Agent nor any of its directors, officers, agents or employees shall be (i) liable for any action lawfully taken or omitted to be taken by it or them under or in connection with this Agreement or any other Transaction Document (except for its, their or such Person's own gross negligence or willful misconduct), or (ii) responsible in any manner to any of the Purchasers for any recitals, statements, representations or warranties made by any Seller Party contained in this Agreement, any other Transaction Document or any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Agreement, or any other Transaction Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, or any other Transaction Document or any other document furnished in connection herewith or therewith, or for any failure of any Seller Party to perform its obligations hereunder or thereunder, or for the satisfaction of any condition specified in Article VI, or for the perfection, priority, condition, value or sufficiency of any collateral pledged in connection herewith. The Agent shall not be under any obligation to any Purchaser to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, this Agreement or any other Transaction Document, or to inspect the properties, books or records of the Seller Parties. The Agent shall not be deemed to have knowledge of any Amortization Event or Potential Amortization Event unless the Agent has received notice from Seller or a Purchaser.

            Section 11.4 Reliance by Agent. The Agent shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons (which shall be an Authorized Officer unless otherwise specifically provided herein) and upon advice and statements of legal counsel (including, without limitation, counsel to Seller), independent accountants and other experts selected by the Agent. The Agent shall in all cases be fully justified in failing or refusing to take any action under this Agreement or any other Transaction Document unless it shall first receive such advice or concurrence of Company or the Required Financial Institutions or all of the Purchasers, as applicable, as it deems appropriate and it shall first be indemnified to its satisfaction by the Purchasers, provided that unless and until the Agent shall have received such advice, the Agent may take or refrain from taking any action, as the Agent shall deem advisable and in the best interests of the Purchasers. The Agent shall in all cases be fully protected in acting, or in refraining from acting, in accordance with a request of Company or the Required Financial Institutions or all of the Purchasers, as applicable, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Purchasers.

            Section 11.5 Non-Reliance on Agent and Other Purchasers. Each Purchaser expressly acknowledges that neither the Agent, nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Agent hereafter taken, including, without limitation, any review of the affairs of any Seller Party, shall be deemed to constitute any representation or warranty by the Agent. Each Purchaser represents and warrants to the Agent that it has and will, independently and without reliance upon the Agent or any other Purchaser and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of Seller and made its own decision to enter into this Agreement, the other Transaction Documents and all other documents related hereto or thereto.

            Section 11.6 Reimbursement and Indemnification. The Financial Institutions agree to reimburse and indemnify the Agent and its officers, directors, employees, representatives and agents ratably according to their Pro Rata Shares, to the extent not paid or reimbursed by the Seller Parties (i) for any amounts for which the Agent, acting in its capacity as Agent, is entitled to reimbursement by the Seller Parties hereunder and (ii) for any other expenses incurred by the Agent, in its capacity as Agent and acting on behalf of the Purchasers, in connection with the administration and enforcement of this Agreement and the other Transaction Documents.

            Section 11.7 Agent in its Individual Capacity. The Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with Seller or any Affiliate of Seller as though the Agent were not the Agent hereunder. With respect to the acquisition of Purchaser Interests pursuant to this Agreement, the Agent shall have the same rights and powers under this Agreement in its individual capacity as any Purchaser and may exercise the same as though it were not the Agent, and the terms "Financial Institution,"

"Purchaser," "Financial Institutions" and "Purchasers" shall include the Agent in its individual capacity.

            Section 11.8 Successor Agent. The Agent may, upon five days' notice to Seller and the Purchasers, and the Agent will, upon the direction of all of the Purchasers (other than the Agent, in its individual capacity) resign as Agent. If the Agent shall resign, then the Required Financial Institutions during such five-day period shall appoint from among the Purchasers a successor agent. If for any reason no successor Agent is appointed by the Required Financial Institutions during such five-day period, then effective upon the termination of such five day period, the Purchasers shall perform all of the duties of the Agent hereunder and under the other Transaction Documents and Seller and the Servicer (as applicable) shall make all payments in respect of the Aggregate Unpaids directly to the applicable Purchasers and for all purposes shall deal directly with the Purchasers. After the effectiveness of any retiring Agent's resignation hereunder as Agent, the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Transaction Documents and the provisions of this Article XI and Article X shall continue in effect for its benefit with respect to any actions taken or omitted to be taken by it while it was Agent under this Agreement and under the other Transaction Documents.

                                  ARTICLE XII
                           ASSIGNMENTS; PARTICIPATIONS

            Section 12.1 Assignments. (a) Seller and each Financial Institution hereby agree and consent to the complete or partial assignment by Company of all or any portion of its rights under, interest in, title to and obligations under this Agreement to the Financial Institutions pursuant to Section 13.1 or to any other Person, and upon such assignment, Company shall be released from its obligations so assigned. Further, Seller and each Financial Institution hereby agree that any assignee of Company of this Agreement or all or any of the Purchaser Interests of Company shall have all of the rights and benefits under this Agreement as if the term "Company" explicitly referred to such party, and no such assignment shall in any way impair the rights and benefits of Company hereunder. Neither Seller nor the Servicer shall have the right to assign its rights or obligations under this Agreement.

                  (b) Any Financial Institution may at any time and from time to time assign to one or more Persons ("Purchasing Financial Institutions") all or any part of its rights and obligations under this Agreement pursuant to an assignment agreement, substantially in the form set forth in Exhibit VII hereto (the "Assignment Agreement") executed by such Purchasing Financial Institution and such selling Financial Institution. The consent of Company shall be required prior to the effectiveness of any such assignment. Each assignee of a Financial Institution must (i) have a short-term debt rating of A-1 or better by S&P and P-1 by Moody's and (ii) agree to deliver to the Agent, promptly following any request therefor by the Agent or Company, an enforceability opinion in form and substance satisfactory to the Agent and Company. Upon delivery of the executed Assignment Agreement to the Agent, such selling Financial Institution shall be released from its obligations hereunder to the extent of such assignment. Thereafter the Purchasing Financial Institution shall for all purposes be a Financial Institution party to this Agreement and shall have all the rights and obligations of a Financial Institution under this Agreement to the same extent as if it were an original party hereto and no further consent or action by Seller, the Purchasers or the Agent shall be required.

                  (c) Each of the Financial Institutions agrees that in the event that it shall cease to have a short-term debt rating of A-1 or better by S&P and P-1 by Moody's (an "Affected Financial Institution"), such Affected Financial Institution shall be obliged, at the request of Company or the Agent, to assign all of its rights and obligations hereunder to (x) another Financial Institution or (y) another funding entity nominated by the Agent and acceptable to Company, and willing to participate in this Agreement through the Liquidity Termination Date in the place of such Affected Financial Institution; provided that the Affected Financial Institution receives payment in full, pursuant to an Assignment Agreement, of an amount equal to such Financial Institution's Pro Rata Share of the Aggregate Capital and Yield owing to the Financial Institutions and all accrued but unpaid fees and other costs and expenses payable in respect of its Pro Rata Share of the Purchaser Interests of the Financial Institutions.

            Section 12.2 Participations. Any Financial Institution may, in the ordinary course of its business at any time sell to one or more Persons (each a "Participant") participating interests in its Pro Rata Share of the Purchaser Interests of the Financial Institutions, its obligation to pay Company its Acquisition Amounts or any other interest of such Financial Institution hereunder. Notwithstanding any such sale by a Financial Institution of a participating interest to a Participant, such Financial Institution's rights and obligations under this Agreement shall remain unchanged, such Financial Institution shall remain solely responsible for the performance of its obligations hereunder, and Seller, Company and the Agent shall continue to deal solely and directly with such Financial Institution in connection with such Financial Institution's rights and obligations under this Agreement. Each Financial Institution agrees that any agreement between such Financial Institution and any such Participant in respect of such participating interest shall not restrict such Financial Institution's right to agree to any amendment, supplement, waiver or modification to this Agreement, except for any amendment, supplement, waiver or modification described in Section 14.1(b)(i).

                                  ARTICLE XIII
                               LIQUIDITY FACILITY

            Section 13.1 Transfer to Financial Institutions. Each Financial Institution hereby agrees, subject to Section 13.4, that immediately upon written notice from Company delivered on or prior to the Liquidity Termination Date, it shall acquire by assignment from Company, without recourse or warranty, its Pro Rata Share of one or more of the Purchaser Interests of Company as specified by Company. Each such assignment by Company shall be made pro rata among all of the Financial Institutions, except for pro rata assignments to one or more Terminating Financial Institutions pursuant to Section 13.6. Each such Financial Institution shall, no later than 1:00 p.m. (Chicago time) on the date of such assignment, pay in immediately available funds (unless another form of payment is otherwise agreed between Company and any Financial Institution) to Company at an account designated by Company, its Acquisition Amount. Unless a Financial Institution has notified Company that it does not intend to pay its Acquisition Amount, Company may assume that such payment has been made and may, but shall not be obligated to, make the amount of such payment available to Company in reliance upon such assumption. Company hereby sells and assigns to the Agent for the ratable benefit of the Financial Institutions, and the Agent hereby purchases and assumes from Company, effective upon the receipt by Company of Company Transfer Price, the Purchaser Interests of Company which are the subject of any transfer pursuant to this Article XIII.

            Section 13.2 Transfer Price Reduction Yield. If the Adjusted Funded Amount is included in the calculation of Company Transfer Price for any Purchaser Interest, each Financial Institution agrees that the Agent shall pay to Company the Reduction Percentage of any Yield received by the Agent with respect to such Purchaser Interest.

            Section 13.3 Payments to Company. In consideration for the reduction of Company Transfer Prices by Company Transfer Price Reductions, effective only at such time as the aggregate amount of the Capital of the Purchaser Interests of the Financial Institutions equals Company Residual, each Financial Institution hereby agrees that the Agent shall not distribute to the Financial Institutions and shall immediately remit to Company any Yield, Collections or other payments received by it to be applied pursuant to the terms hereof or otherwise to reduce the Capital of the Purchaser Interests of the Financial Institutions.

            Section 13.4 Limitation on Commitment to Purchase from Company. Notwithstanding anything to the contrary in this Agreement, no Financial Institution shall have any obligation to purchase any Purchaser Interest from Company, pursuant to Section 13.1 or otherwise, if.

                  (a) Company shall have voluntarily commenced any proceeding or filed any petition under any bankruptcy, insolvency or similar law seeking the dissolution, liquidation or reorganization of Company or taken any corporate action for the purpose of effectuating any of the foregoing; or

                  (b) involuntary proceedings or an involuntary petition shall have been commenced or filed against Company by any Person under any bankruptcy, insolvency or similar law seeking the dissolution, liquidation or reorganization of Company and such proceeding or petition shall have not been dismissed.

            Section 13.5 Defaulting Financial Institutions. If one or more Financial Institutions defaults in its obligation to pay its Acquisition Amount pursuant to Section 13.1 (each such Financial Institution shall be called a "Defaulting Financial Institution" and the aggregate amount of such defaulted obligations being herein called the "Company Transfer Price Deficit"), then upon notice from the Agent, each Financial Institution other than the Defaulting Financial Institutions (a "Non-Defaulting Financial Institution") shall promptly pay to the Agent, in immediately available funds, an amount equal to the lesser of (x) such Non-Defaulting Financial Institution's proportionate share (based upon the relative Commitments of the NonDefaulting Financial Institutions, after excluding the Commitment of any Approved Unconditional Liquidity Providers) of Company Transfer Price Deficit and (y) the unused portion of such Non-Defaulting Financial Institution's Commitment; provided, however, that if an Approved Unconditional Liquidity Provider is the Defaulting Financial Institution, the NonDefaulting Financial Institutions shall have no obligation to pay any amount to the Agent pursuant to this Section 13.5 as a result of a default by such Approved Unconditional Liquidity Provider; provided, further, that in no event shall any Approved Unconditional Liquidity Provider be required to make any payment as a Non-Defaulting Financial Institution pursuant to this Section 13.5. A Defaulting Financial Institution shall forthwith upon demand pay to the Agent for the account of the Non-Defaulting Financial Institutions all amounts paid by each Non-Defaulting Financial Institution on behalf of such Defaulting Financial Institution, together with interest thereon, for each day from the date a payment was made by a Non-Defaulting Financial Institution until the date such Non-Defaulting Financial Institution has been paid such amounts in full, at a rate per annum equal to the Federal Funds Effective Rate plus two percent (2%). In addition, without prejudice to any other rights that Company may have under applicable law, each Defaulting Financial Institution shall pay to Company forthwith upon demand, the difference between such Defaulting Financial Institution's unpaid Acquisition Amount and the amount paid with respect thereto by the Non-Defaulting Financial Institutions, together with interest thereon, for each day from the date of the Agent's request for such Defaulting Financial Institution's Acquisition Amount pursuant to Section 13.1 until the date the requisite amount is paid to Company in full, at a rate per annum equal to the Federal Funds Effective Rate plus two percent (2%).

            Section 13.6 Terminating Financial Institutions. (a) Each Financial Institution hereby agrees to deliver written notice to the Agent not more than 30 days and not less than 5 days prior to the Liquidity Termination Date indicating whether such Financial Institution intends to renew its Commitment hereunder. If any Financial Institution fails to deliver such notice on or prior to the date that is 5 Business Days prior to the Liquidity Termination Date, such Financial Institution will be deemed to have declined to renew its Commitment (each Financial Institution which has declined or has been deemed to have declined to renew its Commitment hereunder, a "Non-Renewing Financial Institution"). The Agent shall promptly notify Company of each Non-Renewing Financial Institution and Company, in its sole discretion, may (A) to the extent of Commitment Availability, declare that such Non-Renewing Financial Institution's Commitment shall, to such extent, automatically terminate on a date specified by Company on or before the Liquidity Termination Date or (B) upon one (1) Business Days' notice to such Non-Renewing Financial Institution assign to such Non-Renewing Financial Institution on a date specified by Company its Pro Rata Share of the aggregate Purchaser Interests then held by Company, subject to, and in accordance with, Section 13.1. In addition, Company may, in its sole discretion, at any time (x) to the extent of Commitment Availability, declare that any Affected Financial Institution's Commitment shall automatically terminate on a date specified by Company or (y) assign to any Affected Financial Institution on a date specified by Company its Pro Rata Share of the aggregate Purchaser Interests then held by Company, subject to, and in accordance with,
Section 13.1 (each Affected Financial Institution or each Non-Renewing Financial Institution is hereinafter referred to as a "Terminating Financial Institution"). The parties hereto expressly acknowledge that any declaration of the termination of any Commitment, any assignment pursuant to this Section 13.6 and the order of priority of any such termination or assignment among Terminating Financial Institutions shall be made by Company in its sole and absolute discretion.

                  (b) Upon any assignment to a Terminating Financial Institution as provided in this Section 13.6, any remaining Commitment of such Terminating Financial Institution shall automatically terminate. Upon reduction to zero of the Capital of all of the Purchaser Interests of a Terminating Financial Institution (after application of Collections thereto pursuant to Sections 2.2 and 2.4) all rights and obligations of such Terminating Financial Institution hereunder shall be terminated and such Terminating Financial Institution shall no longer be a "Financial Institution" hereunder; provided, however, that the provisions of Article X shall continue in effect for its benefit with respect to Purchaser Interests held by such Terminating Financial Institution prior to its termination as a Financial Institution.

                                  ARTICLE XIV
                                  MISCELLANEOUS

            Section 14.1 Waivers and Amendments. (a) No failure or delay on the part of the Agent or any Purchaser in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law. Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.

                  (b) No provision of this Agreement may be amended, supplemented, modified or waived except in writing in accordance with the provisions of this Section 14.1(b). Company, Seller and the Agent, at the direction of the Required Financial Institutions, may enter into written modifications or waivers of any provisions of this Agreement, provided, however, that no such modification or waiver shall:

                        (i) without the consent of each affected Purchaser, (A) extend the Liquidity Termination Date or the date of any payment or deposit of Collections by Seller or the Servicer, (B) reduce the rate or extend the time of payment of Yield or any CP Costs (or any component of Yield or CP Costs), (C) reduce any fee payable to the Agent or Company, as appropriate, for the benefit of the Purchasers, (D) except pursuant to Article XII hereof, change the amount of the Capital of any Purchaser, any Financial Institution's Pro Rata Share (except pursuant to Sections 13.1 or 13.5) or any Financial Institution's Commitment, (E) amend, modify or waive any provision of the definition of Required Financial Institutions or this Section 14.1(b), (F) consent to or permit the assignment or transfer by Seller of any of its rights and obligations under this Agreement, (G) change the definition of "Eligible Receivable" or "Aggregate Reserves" or (H) amend or modify any defined term (or any defined term used directly or indirectly in such defined term) used in clauses (A) through (G) above in a manner that would circumvent the intention of the restrictions set forth in such clauses; or

                        (ii) without the written consent of the then Agent, amend, modify or waive any provision of this Agreement if the effect thereof is to affect the rights or duties of such Agent.

Notwithstanding the foregoing, (i) without the consent of the Financial Institutions, but with the consent of Seller, the Agent may amend this Agreement solely to add additional Persons as Financial Institutions hereunder and (ii) the Agent, the Required Financial Institutions and Company may enter into amendments to modify any of the terms or provisions of Article XI, Article XII,
Section 14.13 or any other provision of this Agreement without the consent of Seller, provided that such amendment has no negative impact upon Seller. Any modification or waiver made in accordance with this Section 14.1 shall apply to each of the Purchasers equally and shall be binding upon Seller, the Purchasers and the Agent. Seller shall be given written notice of any such amendment within five (5) Business Days after execution of such amendment.

            Section 14.2 Notices. Except as provided in this Section 14.2, all communications and notices provided for hereunder shall be in writing (including bank wire, telecopy or electronic facsimile transmission or similar writing) and shall be given to the other parties hereto at their respective addresses or telecopy numbers set forth on the signature pages hereof or at such other address or telecopy number as such Person may hereafter specify for the purpose of notice to each of the other parties hereto. Each such notice or other communication shall be effective (i) if given by telecopy, upon the receipt thereof, (ii) if given by mail, three (3) Business Days after the time such communication is deposited in the mail with first class postage prepaid or (iii) if given by any other means, when received at the address specified in this Section 14.2. Seller hereby authorizes the Agent to effect purchases and Tranche Period and Discount Rate selections based on telephonic notices made by any Person whom the Agent in good faith believes to be acting on behalf of Seller. Seller agrees to deliver promptly to the Agent a written confirmation of each telephonic notice signed by an authorized officer of Seller; provided, however, the absence of such confirmation shall not affect the validity of such notice. If the written confirmation differs from the action taken by the Agent, the records of the Agent shall govern absent manifest error.

            Section 14.3 Ratable Payments. If any Purchaser, whether by setoff or otherwise, has payment made to it with respect to any portion of the Aggregate Unpaids owing to such Purchaser (other than payments received pursuant to Section 10.2 or 10.3) in a greater proportion than that received by any other Purchaser entitled to receive a ratable share of such Aggregate Unpaids, such Purchaser agrees, promptly upon demand, to purchase for cash without recourse or warranty a portion of such Aggregate Unpaids held by the other Purchasers so that after such purchase each Purchaser will hold its ratable proportion of such Aggregate Unpaids; provided that if all or any portion of such excess amount is thereafter recovered from such Purchaser, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

            Section 14.4 Protection of Ownership Interests of the Purchasers.
(a) Seller agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents, and take all actions, that may be necessary or desirable, or that the Agent may request, to perfect, protect or more fully evidence the Purchaser Interests, or to enable the Agent or the Purchasers to exercise and enforce their rights and remedies hereunder. At any time after the occurrence of an Amortization Event, the Agent may, or the Agent may direct Seller or the Servicer to, notify the Obligors of Receivables, at Seller's expense, of the ownership or security interests of the Purchasers under this Agreement and may also direct that payments of all amounts due or that become due under any or all Receivables be made directly to the Agent or its designee. Seller or the Servicer (as applicable) shall, at any Purchaser's request, withhold the identity of such Purchaser in any such notification.

                  (b) If any Seller Party fails to perform any of its obligations hereunder, the Agent or any Purchaser may (but shall not be required to) perform, or cause performance of, such obligations, and the Agent's or such Purchaser's costs and expenses incurred in connection therewith shall be payable by Seller as provided in Section 10.3. Each Seller Party irrevocably authorizes the Agent at any time and from time to time in the sole discretion of the Agent, and appoints the Agent as its attorney-in-fact, to act on behalf of such Seller Party (i) to execute on behalf of Seller as debtor and to file financing statements necessary or desirable in the Agent's sole discretion to perfect and to maintain the perfection and priority of the interest of the Purchasers in the Receivables and (ii) to file a carbon, photographic or other reproduction of this

Agreement or any financing statement with respect to the Receivables as a financing statement in such offices as the Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the interests of the Purchasers in the Receivables. This appointment is coupled with an interest and is irrevocable.

            Section 14.5 Confidentiality. (a) Each Seller Party and each Purchaser shall maintain and shall cause each of its employees and officers to maintain the confidentiality of this Agreement and the other confidential or proprietary information with respect to the Agent, the Company, each Seller Party and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that such Seller Party and such Purchaser and its officers and employees may disclose such information to such Seller Party's and such Purchaser's external accountants and attorneys and as required by any applicable law or order of any judicial or administrative proceeding.

                  (b) Anything herein to the contrary notwithstanding, each Seller Party hereby consents to the disclosure of any nonpublic information with respect to it (i) to the Agent, the Financial Institutions or Company by each other, (ii) by the Agent or the Purchasers to any prospective or actual assignee or participant of any of them and (iii) by the Agent to any rating agency, Commercial Paper dealer or provider of a surety, guaranty or credit or liquidity enhancement to Company or any entity organized for the purpose of purchasing, or making loans secured by, financial assets for which Bank One acts as the administrative agent and to any officers, directors, employees, outside accountants and attorneys of any of the foregoing. In addition, the Purchasers and the Agent may disclose any such nonpublic information pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law).

            Section 14.6 Bankruptcy Petition. Seller, the Servicer, the Agent and each Financial Institution hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior indebtedness of Company or any Unconditional Liquidity Provider, it will not institute against, or join any other Person in instituting against, Company or any such entity any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

            Section 14.7 Limitation of Liability. No claim may be made by any Seller Party or any other Person against Company, the Agent or any Financial Institution or their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and each Seller Party hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

            Section 14.8 CHOICE OF LAW. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS.

            Section 14.9 CONSENT TO JURISDICTION. EACH SELLER PARTY HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO, ILLINOIS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH PERSON PURSUANT TO THIS AGREEMENT AND EACH SELLER PARTY HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT OR ANY PURCHASER TO BRING PROCEEDINGS AGAINST ANY SELLER PARTY IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ANY SELLER PARTY AGAINST THE AGENT OR ANY PURCHASER OR ANY AFFILIATE OF THE AGENT OR ANY PURCHASER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH SELLER PARTY PURSUANT TO THIS AGREEMENT SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS.

            Section 14.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, ANY DOCUMENT EXECUTED BY ANY SELLER PARTY PURSUANT TO THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.

            Section 14.11 Integration; Binding Effect; Survival of Terms. (a) This Agreement and each other Transaction Document contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

                  (b) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns (including any trustee in bankruptcy). This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms and shall remain in full force and effect until terminated in accordance with its terms; provided, however, that the rights and remedies with respect to (i) any breach of any representation and warranty made by any Seller Party pursuant to Article V, (ii) the indemnification and payment provisions of
Article X, and Sections 14.5 and 14.6 shall be continuing and shall survive any termination of this Agreement.

            Section 14.12 Counterparts; Severability; Section References. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Any provisions of this

Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Unless otherwise expressly indicated, all references herein to "Article," "Section," "Schedule" or "Exhibit" shall mean articles and sections of, and schedules and exhibits to, this Agreement.

            Section 14.13 Bank One Roles. Each of the Financial Institutions acknowledges that Bank One acts, or may in the future act, (i) as administrative agent for Company or any Financial Institution, (ii) as issuing and paying agent for the Commercial Paper, (iii) to provide credit or liquidity enhancement for the timely payment for the Commercial Paper and (iv) to provide other services from time to time for Company or any Financial Institution (collectively, the "Bank One Roles"). Without limiting the generality of this Section 14.13, each Financial Institution hereby acknowledges and consents to any and all Bank One Roles and agrees that in connection with any Bank One Role, Bank One may take, or refrain from taking, any action that it, in its discretion, deems appropriate, including, without limitation, in its role as administrative agent for Company, and the giving of notice to the Agent of a mandatory purchase pursuant to Section 13.1.

            Section 14.14 Characterization. (a) It is the intention of the parties hereto that each purchase hereunder shall constitute and be treated as an absolute and irrevocable sale, which purchase shall provide the applicable Purchaser with the full benefits of ownership of the applicable Purchaser Interest. Except as specifically provided in this Agreement, each sale of a Purchaser Interest hereunder is made without recourse to Seller; provided, however, that (i) Seller shall be liable to each Purchaser and the Agent for all representations, warranties, covenants and indemnities made by Seller pursuant to the terms of this Agreement, and (ii) such sale does not constitute and is not intended to result in an assumption by any Purchaser or the Agent or any assignee thereof of any obligation of Seller or any Originator or any other person arising in connection with the Receivables, the Related Security, or the related Contracts, or any other obligations of Seller or any such Originator.

                  (b) In addition to any ownership interest which the Agent may from time to time acquire pursuant hereto, Seller hereby grants to the Agent for the ratable benefit of the Purchasers a valid and perfected security interest in all of Seller's right, title and interest in, to and under all Receivables now existing or hereafter arising, each Lock-Box, each Collection Account, all Collections on deposit therein and all securities and other financial assets in which such Collections are invested from time to time, all other Collections, all Related Security, all other rights and payments relating to such Receivables, and all proceeds of any thereof prior to all other liens on and security interests therein to secure the prompt and complete payment of the Aggregate Unpaids. The Agent and the Purchasers shall have, in addition to the rights and remedies that they may have under this Agreement, all other rights and remedies provided to a secured creditor under the UCC and other applicable law, which rights and remedies shall be cumulative.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date hereof.

                                        AMERICAN COMMERCIAL LINES FUNDING
                                        CORPORATION, as Seller

                                        By:    /s/ James J. Wolff
                                               ---------------------------------
                                        Name:  James J. Wolff
                                        Title: Senior Vice President

                                        Address:

                                        1701 E. Market Street
                                        Jeffersonville, Indiana 47130-4717
                                        Fax: (812) 288-0294


                                        AMERICAN COMMERCIAL BARGE LINE LLC,
                                        as initial Servicer

                                        By:    /s/ James J. Wolff
                                               ---------------------------------
                                        Name:  James J. Wolff
                                        Title: Senior Vice President

                                        Address:

                                        1701 E. Market Street
                                        Jeffersonville, Indiana 47130-4717
                                        Fax: (812) 288-0294

                                        JUPITER SECURITIZATION CORPORATION

                                        By:    /s/ Ronald J. Atkins
                                               ---------------------------------

                                        Address:

                                        c/o Bank One, NA (Main Office Chicago),
                                        as Agent
                                        Asset Backed Finance
                                        Suite IL 1 -0079, 1-19
                                        1 Bank One Plaza
                                        Chicago, Illinois 60670-0079
                                        Fax: (312) 732-1844


                                        BANK ONE, NA (MAIN OFFICE CHICAGO),
                                        as a Financial Institution and as Agent

                                        By:    /s/ Ronald J. Atkins
                                               ---------------------------------
                                        Name:  Ronald J. Atkins
                                        Title: Director, Capital Markets

                                        Address:

                                        Bank One, NA (Main Office Chicago)
                                        Asset Backed Finance
                                        Suite ILl-0596, 1-21
                                        1 Bank One Plaza
                                        Chicago, Illinois 60670-0596
                                        Fax: (312) 732-4487

                                    EXHIBIT X

                            PERFORMANCE UNDERTAKING

      This Performance Undertaking (this "Undertaking"), dated as of May 24, 2002, is executed by American Commercial Lines LLC, a Delaware limited liability company (the "Performance Guarantor") in favor of Jupiter Securitization Corporation, a Delaware corporation (together with its successors and assigns, "Jupiter"), and the other Purchasers under the Receivables Purchase Agreement referred to below (together with Jupiter, the "Beneficiaries" and each a "Beneficiary").

                                    RECITALS

      1. American Commercial Barge Line LLC, a Delaware limited liability company ("ACBL"), American Commercial Terminals LLC, a Delaware limited liability company ("ACT" and, together with ACBL, the "Originators" and each an "Originator") and American Commercial Lines Funding Corporation, a Delaware corporation ("Seller") have entered into a Receivables Sale Agreement, dated as of the date hereof (as amended, restated or otherwise modified from time to time, the "Receivables Sale Agreement"), pursuant to which ACBL and ACT, subject to the terms and conditions contained therein, are selling their right, title and interest in certain Receivables and related assets to Seller.

      2. ACBL, in its capacity as servicer (the "Servicer" and together with the Originators, the "ACL Parties"), Seller, Jupiter and certain financial institutions have entered into a Receivables Purchase Agreement, dated as of the date hereof (as amended, restated or otherwise modified from time to time, the "Receivables Purchase Agreement" and, together with the Receivables Sale Agreement, the "Agreements"), pursuant to which the Seller, subject to the terms and conditions therein, is selling undivided interests in such Receivables and certain related assets.

      3. Each Originator and the initial Servicer is a Subsidiary of Performance Guarantor and Performance Guarantor is expected to receive substantial direct and indirect benefits from the transactions contemplated by the Agreements (which benefits are hereby acknowledged).

      4. Performance Guarantor wishes to guaranty the due and punctual performance by each Originator and the Servicer of their obligations under or in respect of the Agreements and the other Subject Agreements (as defined below), as provided herein.

                                    AGREEMENT

      NOW, THEREFORE, Performance Guarantor hereby agrees as follows:

            Section 1. Definitions. Capitalized terms used herein and not defined herein shall the respective meanings assigned thereto in the Agreements. In addition:

      "Obligations" means, collectively, (i) all covenants, agreements, terms, conditions and indemnities to be performed and observed by each ACL Party under and pursuant to the


                                   Exh. X - 1

Agreements, the Transaction Documents and each other document executed and delivered by each Originator pursuant thereto (collectively, the "Subject Agreements").

            Section 2. Guaranty of Performance of Obligations. Performance Guarantor hereby guarantees to each Beneficiary, the full and punctual payment and performance by each ACL Party of its respective Obligations. This Undertaking is an absolute, unconditional and continuing guaranty of the full and punctual performance of all of the Obligations of each ACL Party under the Subject Agreements and is in no way conditioned upon any requirement that the applicable Beneficiary first attempt to collect any amounts owing by such ACL Party to such Beneficiary or the Agent from any other Person or resort to any collateral security, any balance of any deposit account or credit on the books of such Beneficiary or the Agent in favor of such ACL Party or any other Person or other means of obtaining payment. Should an ACL Party default in the payment or performance of any of the Obligations, the applicable Beneficiary (or its assigns) may cause the immediate performance by Performance Guarantor of the Obligations and cause any payment Obligations to become forthwith due and payable to such Beneficiary (or its assigns), without demand or notice of any nature (other than as expressly provided herein), all of which are hereby expressly waived by Performance Guarantor. Notwithstanding the foregoing, this Undertaking is not a guarantee of the collection of any of the Receivables and Performance Guarantor shall not be responsible for any Obligations to the extent the failure to perform such Obligations by an Originator results from Receivables being uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor; provided, that nothing herein shall relieve each Originator from performing in full its Obligations under the Purchase Agreement or Performance Guarantor of its undertaking hereunder with respect to the full performance of such duties.

            Section 3. Performance Guarantor's Further Agreements to Pay. Performance Guarantor further agrees, as the principal obligor and not as a guarantor only, to pay to each Beneficiary (and its assigns), forthwith upon demand in funds immediately available to such Beneficiary, all reasonable costs and expenses (including court costs and legal expenses) incurred or expended by such Beneficiary in connection with the enforcement of Obligations or this Undertaking, together with interest on amounts recoverable under this Undertaking from the time when such amounts become due until payment, at a rate of interest (computed for the actual number of days elapsed based on a 360-day year) equal to the Prime Rate plus 3% per annum, such rate of interest changing when and as the Prime Rate changes.

            Section 4. Waivers by Performance Guarantor. Performance Guarantor waives notice of acceptance of this Undertaking, notice of any action taken or omitted by each Beneficiary (or its assigns) in reliance on this Undertaking, and any requirement that such Beneficiary (or its assigns) be diligent or prompt in making demands under this Undertaking, giving notice of any Amortization Event, other default or omission by such Originator or asserting any other rights of the Beneficiaries under this Undertaking. Performance Guarantor warrants that it has adequate means to obtain from each Originator, on a continuing basis, information concerning the financial condition of such Originator, and that it is not relying on any Beneficiary to provide such information, now or in the future. Performance Guarantor also irrevocably waives all defenses (i) that at any time may be available in respect of the Obligations by virtue of any statute of limitations, valuation, stay, moratorium law or other similar law now or hereafter in effect or (ii) that arise under the law of suretyship, including impairment of


                                   Exh. X - 2
collateral. Each Beneficiary (and its assigns) shall be at liberty, without giving notice to or obtaining the assent of Performance Guarantor and without relieving Performance Guarantor of any liability under this Undertaking, to deal with each ACL Party and with each other party who now is or after the Effective Date becomes liable in any manner for any of the Obligations, in such manner as such Beneficiary in its sole discretion deems fit, and to this end Performance Guarantor agrees that the validity and enforceability of this Undertaking, including without limitation, the provisions of Section 8 hereof, shall not be impaired or affected by any of the following: (a) any extension, modification or renewal of, or indulgence with respect to, or substitutions for, the Obligations or any part thereof or any agreement relating thereto at any time; (b) any failure or omission to enforce any right, power or remedy with respect to the Obligations or any part thereof or any agreement relating thereto, or any collateral securing the Obligations or any part thereof; (c) any waiver of any right, power or remedy or of any Amortization Event or default with respect to the Obligations or any part thereof or any agreement relating thereto; (d) any release, surrender, compromise, settlement, waiver, subordination or modification, with or without consideration, of any other obligation of any person or entity with respect to the Obligations or any part thereof; (e) the enforceability or validity of the Obligations or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto or with respect to the Obligations or any part thereof; (f) the application of payments received from any source to the payment of any payment Obligations of an Originator or any part thereof or amounts which are not covered by this Undertaking even though the applicable Beneficiary (or its assigns) might lawfully have elected to apply such payments to any part or all of the payment Obligations of such Originator or to amounts which are not covered by this Undertaking; (g) the existence of any claim, setoff or other rights which Performance Guarantor may have at any time against an Originator in connection herewith or any unrelated transaction; (h) any assignment or transfer of the Obligations or any part thereof; or (i) any failure on the part of an Originator to perform or comply with any term of the Subject Agreements, all whether or not Performance Guarantor shall have had notice or knowledge of any act or omission referred to in the foregoing clauses (a) through (i) of this Section 4.

            Section 5. Unenforceability of Obligations Against ACL Parties. Notwithstanding (a) any change of ownership of an ACL Party or the insolvency, bankruptcy or any other change in the legal status of an ACL Party; (b) the change in or the imposition of any law, decree, regulation or other governmental act which does or might impair, delay or in any way affect the validity, enforceability or the payment when due of the Obligations; (c) the failure of an ACL Party or Performance Guarantor to maintain in full force, validity or effect or to obtain or renew when required all governmental and other approvals, licenses or consents required in connection with the Obligations or this Undertaking, or to take any other action required in connection with the performance of all obligations pursuant to the Obligations or this Undertaking; or (d) if any of the moneys included in the Obligations have become irrecoverable from an ACL Party for any other reason other than final payment in full of the payment Obligations in accordance with their terms, this Undertaking shall nevertheless be binding on Performance Guarantor. This Undertaking shall be in addition to any other guaranty or other security for the Obligations, and it shall not be rendered unenforceable by the invalidity of any such other guaranty or security. In the event that acceleration of the time for payment of any of the Obligations is stayed upon the insolvency, bankruptcy or reorganization of an ACL Party or for any other reason with respect to an ACL Party, all such amounts then due and owing with respect to the Obligations under the


                                   Exh. X - 3
terms of the Subject Agreements shall be immediately due and payable by Performance Guarantor.

            Section 6. Representations and Warranties. Performance Guarantor hereby represents and warrants to each Beneficiary that:

            (1) Existence and Standing. Performance Guarantor is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

            (2) Authorization, Execution and Delivery; Binding Effect. Performance Guarantor has the corporate power and authority and legal right to execute and deliver this Undertaking, perform its obligations hereunder and consummate the transactions herein contemplated. The execution and delivery by Performance Guarantor of this Undertaking, the performance of its obligations and consummation of the transactions contemplated hereunder have been duly authorized by proper corporate proceedings, and Performance Guarantor has duly executed and delivered this Undertaking. This Undertaking constitutes the legal, valid and binding obligation of Performance Guarantor enforceable against Performance Guarantor in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally.

            (3) No Conflict; Government Consent. The execution and delivery by Performance Guarantor of this Undertaking and the performance of its obligations hereunder are within its corporate powers, have been duly authorized by all necessary corporate action, do not contravene or violate (i) its articles of incorporation or by-laws, (ii) any law, rule or regulation applicable to it,
(iii) any restrictions under any agreement, contract or instrument to which it is a party or by which it or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property (in each case, where such contravention or violation could reasonably be expected to have a Material Adverse Effect) and, do not result in the creation or imposition of any Adverse Claim on assets of Performance Guarantor.

            (4) Financial Statements. The consolidated financial statements of Performance Guarantor and its consolidated Subsidiaries dated as of December 28, 2001 heretofore delivered to each Beneficiary have been prepared in accordance with GAAP consistently applied and fairly present in all material respects the consolidated financial condition and results of operations of Performance Guarantor and its consolidated Subsidiaries as of such date and for the period ended on such date. Since the later of (i) December 28, 2001 and (ii) the last time this representation was made or deemed made, no event has occurred which would or could reasonably be expected to have a Material Adverse Effect.

            (5) Taxes. Performance Guarantor has filed all United States federal tax returns and all other tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by Performance Guarantor or any


                                   Exh. X - 4
of its Subsidiaries, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The United States income tax returns of Performance Guarantor have been audited by the Internal Revenue Service through the fiscal year ended December 31, 1996. No federal or state tax liens have been filed and no claims are being asserted with respect to any such taxes. The charges, accruals and reserves on the books of Performance Guarantor in respect of any taxes or other governmental charges are adequate.

            (6) Litigation and Contingent Obligations. Except as disclosed in the flings made by Performance Guarantor with the Securities and Exchange Commission, there are no actions, suits or proceedings pending or, to the best of Performance Guarantor's knowledge threatened against or affecting Performance Guarantor or any of its properties, in or before any court, arbitrator or other body, that could reasonably be expected to have a material adverse effect on (i) the business, properties, condition (financial or otherwise) or results of operations of Performance Guarantor and its Subsidiaries taken as a whole, (ii) the ability of Performance Guarantor to perform its obligations under this Undertaking, or (iii) the validity or enforceability of any of this Undertaking or the rights or remedies of the Beneficiaries hereunder. Performance Guarantor is not default with respect to any order of any court, arbitrator or governmental body which default could be reasonably expected to have a Material Adverse Effect and does not have any material contingent obligations not provided for or disclosed in the financial statements referred to in Section 6(d).

            Section 7. Financial Covenants and Compliance Certificate. So long as this Undertaking shall remain in effect, the Performance Guarantor shall comply with all financial covenants set forth in the Credit Agreement, as such covenants are in effect on the date hereof and without giving effect to any amendment or waiver of such financial covenants made after the date hereof pursuant to the terms of such Credit Agreement. As soon as available after the end of each fiscal quarter, and in all events within 45 days thereafter, the Performance Guarantor shall provide the Agent with a manager's certificate in substantially the same form as Exhibit A hereto with respect to the Performance Guarantor's compliance with such financial covenants as of the end of such fiscal quarter.

            Section 8. Subrogation; Subordination. Notwithstanding anything to the contrary contained herein, until the Obligations are paid in full, Performance Guarantor: (a) will not enforce or otherwise exercise any right of subrogation to any of the rights of any Beneficiary or the Agent against any ACL Party, (b) hereby waives all rights of subrogation (whether contractual, under Section 509 of the United States Bankruptcy Code, at law or in equity or otherwise) to the claims of each Beneficiary and the Agent against any ACL Party and all contractual, statutory or legal or equitable rights of contribution, reimbursement, indemnification and similar rights and "claims" (as that term is defined in the United States Bankruptcy Code) which Performance Guarantor might now have or hereafter acquire against such ACL Party that arise from the existence or performance of Performance Guarantor's obligations hereunder, (c) will not claim any setoff, recoupment or counterclaim against any ACL Party in respect of any liability of Performance Guarantor to such ACL Party and (d) waives any benefit of and any right to participate in any collateral security which may be held by any Beneficiary or the Agent. The payment of any amounts due with respect to any indebtedness of any ACL Party now or hereafter owed to Performance Guarantor is hereby subordinated to the prior payment in full of all of the Obligations. Performance Guarantor agrees that, after the occurrence of any default in


                                   Exh. X - 5
the payment or performance of any of the Obligations, Performance Guarantor will not demand, sue for or otherwise attempt to collect any such indebtedness of such ACL Party to Performance Guarantor until all of the Obligations shall have been paid and performed in full. If, notwithstanding the foregoing sentence, Performance Guarantor shall collect, enforce or receive any amounts in respect of such indebtedness while any Obligations are still unperformed or outstanding, such amounts shall be collected, enforced and received by Performance Guarantor as trustee for the applicable Beneficiary (and its assigns) and be paid over to such Beneficiary (or its assigns) on account of the Obligations without affecting in any manner the liability of Performance Guarantor under the other provisions of this Undertaking. The provisions of this Section 8 shall be supplemental to and not in derogation of any rights and remedies of any Beneficiary under any separate subordination agreement which such Beneficiary may at any time and from time to time enter into with Performance Guarantor.

            Section 9. Termination of Performance Undertaking. Performance Guarantor's obligations hereunder shall continue in full force and effect until all Obligations are finally paid and satisfied in full and the Purchase Agreement is terminated, provided, that this Undertaking shall continue to be effective or shall be reinstated, as the case may be, if at any time payment or other satisfaction of any of the Obligations is rescinded or must otherwise be restored or returned upon the bankruptcy, insolvency, or reorganization of any ACL Party or otherwise, as though such payment had not been made or other satisfaction occurred, whether or not any Beneficiary (or its assigns) is in possession of this Undertaking. No invalidity, irregularity or unenforceability by reason of the federal bankruptcy code or any insolvency or other similar law, or any law or order of any government or agency thereof purporting to reduce, amend or otherwise affect the Obligations shall impair, affect, be a defense to or claim against the obligations of Performance Guarantor under this Undertaking.

            Section 10. Effect of Bankruptcy. This Performance Undertaking shall survive the insolvency of each ACL Party and the commencement of any case or proceeding by or against such ACL Party under the federal bankruptcy code or other federal, state or other applicable bankruptcy, insolvency or reorganization statutes. No automatic stay under the federal bankruptcy code with respect to such ACL Party or other federal, state or other applicable bankruptcy, insolvency or reorganization statutes to which such ACL Party is subject shall postpone the obligations of Performance Guarantor under this Undertaking.

            Section 11. Setoff. Regardless of the other means of obtaining payment of any of the Obligations, each Beneficiary (and its assigns) is hereby authorized at any time and from time to time, without notice to Performance Guarantor (any such notice being expressly waived by Performance Guarantor) and to the fullest extent permitted by law, to set off and apply any deposits of the Performance Guarantor then held by such Beneficiary or any other sums owed by such Beneficiary to the Performance Guarantor against the obligations of Performance Guarantor under this Undertaking, whether or not such Beneficiary (or any such assign) shall have made any demand under this Undertaking and although such Obligations may be contingent or unmatured.

            Section 12. Taxes. All payments to be made by Performance Guarantor hereunder shall be made free and clear of any deduction or withholding. If Performance Guarantor is required by law to make any deduction or withholding on account of tax or


                                   Exh. X - 6
otherwise from any such payment, the sum due from it in respect of such payment shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, each Beneficiary receives a net sum equal to the sum which it would have received had no deduction or withholding been made.

            Section 13. Further Assurances. Performance Guarantor agrees that it will from time to time, at the request of any Beneficiary (or its assigns), provide information relating to the business and affairs of Performance Guarantor as such Beneficiary may reasonably request. Performance Guarantor also agrees to do all such things and execute all such documents as a Beneficiary (or its assigns) may reasonably consider necessary or desirable to give full effect to this Undertaking and to perfect and preserve the rights and powers of such Beneficiary hereunder.

            Section 14. Successors and Assigns. This Performance Undertaking shall be binding upon Performance Guarantor, its successors and permitted assigns, and shall inure to the benefit of and be enforceable by each Beneficiary and its successors and assigns. Performance Guarantor may not assign or transfer any of its obligations hereunder without the prior written consent of each Beneficiary and the Agent. Without limiting the generality of the foregoing sentence, each Beneficiary may assign or otherwise transfer its rights under the Subject Documents or sell participations in any interest therein, to any other entity or other person, and such other entity or other person shall thereupon become vested, to the extent set forth in the agreement evidencing such assignment, transfer or participation, with all the rights in respect thereof granted to the Beneficiaries herein.

            Section 15. Amendments and Waivers. No amendment or waiver of any provision of this Undertaking nor consent to any departure by Performance Guarantor therefrom shall be effective unless the same shall be in writing and signed by each Beneficiary, the Agent and Performance Guarantor. No failure on the part of any Beneficiary to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

            Section 16. Notices. All notices and other communications provided for hereunder shall be made in writing and shall be addressed as follows: if to Performance Guarantor, at American Commercial Lines LLC, 1701 East Market Street, Jeffersonville, Indiana 47130; Attention: General Counsel; Facsimile
(812) 288-0294; Confirmation (812) 288-0211; and if to a Beneficiary, at the address set forth beneath its signature in the Purchase Agreement, or at such other address as each of Performance Guarantor or any Beneficiary may designate in writing to the other. Each such notice or other communication shall be effective (1) if given by telecopy, upon the receipt thereof, (2) if given by mail, three (3) Business Days after the time such communication is deposited in the mail with first class postage prepaid or (3) if given by any other means, when received at the address specified in this Section 16.

            Section 17. GOVERNING LAW. THIS UNDERTAKING SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS.


                                   Exh. X - 7

            Section 18. CONSENT TO JURISDICTION. EACH OF PERFORMANCE GUARANTOR AND THE BENEFICIARIES HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS UNDERTAKING, THE TRANSACTION DOCUMENTS OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION THEREWITH OR DELIVERED THEREUNDER AND EACH OF PERFORCE GUARANTOR AND EACH RECIPIENT HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM.

            Section 19. Bankruptcy Petition. Performance Guarantor hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior Indebtedness of Jupiter, it will not institute against, or join any other Person in instituting against, Jupiter any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

            Section 20. Miscellaneous. This Undertaking constitutes the entire agreement of Performance Guarantor with respect to the matters set forth herein. The rights and remedies herein provided are cumulative and not exclusive of any remedies provided by law or any other agreement, and this Undertaking shall be in addition to any other guaranty of or collateral security for any of the Obligations. The provisions of this Undertaking are severable, and in any action or proceeding involving any state corporate law, or any state or federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of Performance Guarantor hereunder would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of Performance Guarantor's liability under this Undertaking, then, notwithstanding any other provision of this Undertaking to the contrary, the amount of such liability shall, without any further action by Performance Guarantor or any Beneficiary, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding. Any provisions of this Undertaking which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Unless otherwise specified, references herein to "Section" shall mean a reference to sections of this Undertaking.


                                   Exh. X - 8

      IN WITNESS WHEREOF, Performance Guarantor has caused this Undertaking to be executed and delivered as of the date first above written.

                                        AMERICAN COMMERCIAL LINES LLC


                                        By:  /s/ James J. Wolff
                                             _________________________________
                                        Name:  James J. Wolff
                                        Title: Senior Vice President


                                   Exh. X - 9